Exhibit 4.1

EXECUTION VERSION

KLX INC.

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of December 8, 2014

5.875% Senior Notes due 2022

i

Exhibits

Exhibit A -	Form of Note
Exhibit B -	Form of Transfer Certificate for Transfer from Restricted Global Note to Regulation S Global Note
Exhibit C -	Form of Transfer Certificate for Transfer from Regulation S Global Note to Restricted Global Note
Exhibit D -	Form of Supplemental Indenture

INDENTURE dated as of December 8, 2014 between KLX Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association, a national banking association, as trustee (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for (i) the issuance of $1,200,000,000 in aggregate principal amount of 5.875% Senior Notes due 2022 issued on the date hereof (the “Initial Notes”) and (ii) any additional 5.875% Senior Notes due 2022 of the Company (the “Additional Notes,” and together with the Initial Notes, the “Notes”) that may be issued from time to time on any date subsequent to the Issue Date, to be guaranteed as provided herein by the Guarantors. The Initial Notes and the Additional Notes, if any, will be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, all references in this Indenture to the Notes include any Additional Notes actually issued;

WHEREAS, an amount equal to 100% of the issue price of the Notes, plus an amount sufficient to fund the Special Mandatory Redemption (as defined below) as if the Special Mandatory Redemption occurred three business days after the Outside Date (as defined below), will be deposited in an escrow account (the “Escrow Account”) pursuant to the terms of an escrow agreement (the “Escrow Agreement”) dated as of the Issue Date among the Company, the Trustee and Wilmington Trust, National Association, as the escrow agent (in such capacity, the “Escrow Agent”). Such amount will be held in the Escrow Account pending its release in connection with the consummation of the Spin-Off Transaction or a Special Mandatory Redemption;

WHEREAS, all things necessary have been done by the Company to make this Indenture, when executed and delivered by the Company, a valid, binding and legal instrument;

WHEREAS, all things necessary have been done by the Company to make the Notes, when executed by the Company and authenticated and delivered in accordance with the provisions of this Indenture, the valid obligations of the Company; and

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1.                                  Definitions.

For purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                 the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)                                 all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(3)                                 unless the context otherwise requires, references to “Sections” and “Articles” are to Sections and Articles of this Indenture; and

(4)                                 the words “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms used principally in Article 2 are defined in that Article.

“Acquired Indebtedness” means Indebtedness of a person or any of its Restricted Subsidiaries existing at the time such person becomes a Restricted Subsidiary of the Company (including the redesignation of an Unrestricted Subsidiary) or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such person, whether or not incurred by such person in connection with, or in anticipation or contemplation of, such person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.5.

An “Affiliate” of a person means a person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person; provided, however, that with respect to the Company the term Affiliate shall not include the Company or any Subsidiary of the Company so long as no Affiliate of the Company has any direct or indirect interest therein, except through the Company or its Subsidiaries. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” has the meaning specified in Section 9.11.

“Applicable Premium” means, with respect to any Note on any Redemption Date, as calculated by the Company, the greater of:

(a)                                 1.0% of the principal amount of such Note; and

(b)                                 the excess, if any, of:

(1)                                 the present value at such redemption date of (i) the Redemption Price of the Note at December 1, 2017 as set forth in Paragraph 6 of the Notes) plus (ii) all remaining required interest payments due on the Note through December 1, 2017 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(2)                                 the principal amount of the Note.

The Trustee shall have no duty to calculate or confirm the accuracy of the calculation of the Applicable Premium.

“Asset Acquisition” means:

(a)                                 an Investment by the Company or any Restricted Subsidiary of the Company in any other person pursuant to which such person becomes a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company (including the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary), or is merged with or into the Company or any Restricted Subsidiary of the Company; or

(b)                                 the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any person which constitute all or substantially all of the assets of such person, any division or line of business of such person or any other properties or assets of such person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, conveyance, transfer or other disposition for value by the Company or any of its Restricted Subsidiaries, including any Sale and Leaseback Transaction that does not give rise to a Capitalized Lease Obligation, to any person other than the Company or a Restricted Subsidiary of the Company of:

(a)                                 any Capital Stock of any Restricted Subsidiary of the Company (other than directors’ qualifying shares and shares issued to foreign nationals as required by law); or

(b)                                 any other property or assets, other than cash or Cash Equivalents, of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales will not include;

(1)                                 a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration, exclusive of indemnities, of less than $25.0 million;

(2)                                 the sale of accounts receivable and inventory or other assets held for sale in the ordinary course of business;

(3)                                 the sale, conveyance, transfer or other disposition of assets in the ordinary course of business;

(4)                                 the sale, conveyance, transfer or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries or any Guarantor as permitted pursuant to Section 7.1.

(5)                                 sales, conveyances, transfers or other dispositions of assets resulting from the creation, incurrence or assumption of (or foreclosure with respect to) any Lien not prohibited by Section 9.12.

(6)                                 sales, conveyances, transfers or other dispositions of damaged, obsolete or worn out property or equipment, or property or equipment that is no longer necessary or useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(7)                                 to the extent allowable under Section 1031 of the U.S. Internal Revenue Code of 1986, as amended, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Related Business;

(8)                                 sales, conveyances, transfers or other dispositions of assets in a transaction constituting a Permitted Investment or a Restricted Payment permitted by Section 9.9.

(9)                                 the grant of licenses to third parties in respect of intellectual property in the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(10)                          execution of settlement of or unwinding of any Hedging Protection Obligations;

(11)                          any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(12)                          the sale of any property acquired after the Issue Date in a Sale and Leaseback Transaction within six months of the acquisition of such property;

(13)                          sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell or put/call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(14)                          the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(15)                          the issuance of Preferred Stock of Restricted Subsidiaries not prohibited by Section 9.10.

(16)                          surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(17)                          any sale, transfer or other disposition pursuant to the Transactions.

“Authenticating Agent” means any Person appointed by the Trustee to act on behalf of the Trustee pursuant to Section 5.11 to authenticate Notes.

“Authorized Officer”, when used with respect to the Trustee, means any officer of the Trustee having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Average Life” means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee of such Board.

“Board Resolution” means a copy of a resolution certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base” means, as of any date, an amount equal to:

(1)                                 80% of the face amount of all accounts receivable owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus

(2)                                 60% of the book value of all inventory owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date;

in each case giving pro forma effect to any acquisitions or dispositions made after the applicable quarter end or made on the date giving rise for the need to make such calculation.

“Business Day”, means any day that, in the city of the Corporate Trust Office of the Trustee and in the City of New York, is neither a Saturday, Sunday, or legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close.

“Capital Stock” means (1) with respect to any person that is a corporation, any and all shares, interests, participations or other equivalents, however designated, of corporate stock, including each class of common stock and preferred stock of such person and (2) with respect to any person that is not a corporation, any and all partnership or other equity interests of such other person or any other interest that confers on a person the right to receive a share of the profits and losses of, or distribution of assets, of the issuing person.

“Capitalized Lease Obligations” means, as to any person, the obligations of such person under a lease that are required to be classified and reflected as a liability on a balance sheet under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1)                                 United States dollars, euros or the currency of any country recognized by the United States;

(2)                                 marketable direct obligations issued by, or unconditionally guaranteed by, the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two years from the date of acquisition thereof;

(3)                                 marketable direct obligations issued by any state of the United States of America or the European Union or any political subdivision of any such state or any public instrumentality thereof maturing within two years from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(4)                                 commercial paper maturing no more than two years from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s;

(5)                                 certificates of deposit or bankers’ acceptances (or, with respect to foreign banks, similar instruments) maturing within two years from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any country recognized by the United States having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

(6)                                 repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (2) and (3) above entered into with any bank meeting the qualifications specified in clause (5) above;

(7)                                 investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (6) above; and

(8)                                 instruments and investments of the type and maturity described in clauses (1) through (7) above denominated in any foreign currency or of foreign obligors which investments or obligors are in the judgment of the Company comparable in credit quality to those referred above.

“Change of Control” means the occurrence of one or more of the following events:

(1)                                 any sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any person or group of related persons for purposes of Sections 13(d) and 14(d) of the Exchange Act (a “Group”) (whether or not otherwise in compliance with the provisions of this Indenture);

(2)                                 the approval by the holders of Capital Stock of the Company of any plan for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); or

(3)                                 any person or Group shall become the owner, directly or indirectly, beneficially (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), of shares representing more than 50% of the aggregate voting power represented by the issued and outstanding Capital Stock of the Company entitled under ordinary circumstances to elect a majority of the directors of the Company (the “Voting Stock”).

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if the Company becomes a direct or indirect wholly-owned Subsidiary of a company and the direct or indirect holders of the Voting Stock of the ultimate parent holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction.

“Change of Control Offer” has the meaning specified in Section 9.7.

“Change of Control Payment Date” has the meaning specified in Section 9.7.

“Clearstream” means Clearstream Banking, société anonyme.

“Commodity Price Protection Obligation” means, in respect of a person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to fix or hedge commodity price risk.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Secretary, any Vice President, any Assistant Treasurer, or any Assistant Secretary of the Company, and delivered to the Trustee.

“Consolidated EBITDA” means, with respect to any person, for any period, the sum (without duplication) of:

(1)                                 Consolidated Net Income; plus

(2)                                 to the extent Consolidated Net Income has been reduced thereby, all losses from Asset Sales or abandonments or reserves relating thereto, all items classified as extraordinary losses and all income taxes of such person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses); plus

(3)                                 Consolidated Interest Expense, and plus

(4)                                 Consolidated Non-Cash Charges.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any person, the ratio of Consolidated EBITDA of such person during the four full fiscal quarters for which internal financial statements are available (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of such person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” will be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)                                 the incurrence, or repayment, retirement or extinguishment of any Indebtedness of such person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment, retirement or extinguishment of other Indebtedness (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities), as if such incurrence or repayment, retirement or extinguishment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)                                 any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Restricted Subsidiaries (including by any person who becomes a Restricted Subsidiary as a result of an Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act, except that such pro forma calculations may include expense and cost reductions for such period not calculated on a basis consistent with Regulation S-X under the Securities Act resulting from the Asset Sale or Asset Acquisition for which pro forma effect is being given (A) that have been realized or (B) for which steps have been taken or are reasonably expected to be taken within 12 months of the date of such transaction and are reasonably identifiable and factually supportable, provided that, in either case, such adjustments are set forth in an Officer’s Certificate, signed on behalf of the Company by its principal executive officer or principal financial officer, that states (x) the amount of such adjustment or adjustments and (y) that such adjustment or adjustments are based on the reasonable good faith expectation of the officer executing such certificate at the time of such execution) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and the elimination of such operating expense and the realization of such cost reduction) occurred on the first day of the Four Quarter Period.

Furthermore, in calculating “Consolidated Fixed Charges” of this “Consolidated Fixed Charge Coverage Ratio”:

(a)                                 interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(b)                                 if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period or, if none, then based upon such optional rate chosen as the Company may designate; and

(c)                                  notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

For greater clarity, any calculation may include adjustments to Consolidated EBITDA consistent with the adjustments included in the calculation of “Adjusted EBITDA” set forth in footnote 3 to the “Summary Historical Combined Financial Data” in the Offering Memorandum.

“Consolidated Fixed Charges” means, with respect to any person for any period, the sum, without duplication, of:

(1)                                 Consolidated Interest Expense; plus

(2)                                 the product of:

(x)                                 the amount of all dividend payments on any series of Disqualified Stock of such person or Preferred Stock of a Restricted Subsidiary of such person (other than dividends paid in Qualified Capital Stock) paid or accrued during such period; and

(y)                                 a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such person expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any person for any period, the sum of, without duplication;

(1)                                 the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such person and its Restricted Subsidiaries, including the net costs associated with Hedging Protection Obligations, capitalized interest (but excluding (a) the write-off of deferred financing costs, (b) the amortization of deferred financing charges and (c) non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Protection Obligations or other derivative instruments pursuant to GAAP, for such period determined on a consolidated basis in accordance with GAAP; and

(2)                                 the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; less

(3)                                 interest income for such person and its Restricted Subsidiaries.

“Consolidated Leverage Ratio” means, as of any date of determination with respect to any person, the ratio of (1) Indebtedness of such person and its Restricted Subsidiaries as of such date of calculation that would be stated on a consolidated balance sheet (excluding any notes thereto) in accordance with GAAP to (2) Consolidated EBITDA of such person for the Four Quarter Period, in each case with pro forma adjustments to Indebtedness and Consolidated EBITDA consistent with the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any person for any period, the aggregate net income (or loss) of such person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP before any reduction in respect of Preferred Stock dividends; provided, however, that there shall be excluded therefrom:

(a)                                 after tax gains or losses from Asset Sales (without regard to the monetary threshold in clause (b)(1) of the definition of Asset Sales) or abandonments or reserves relating thereto;

(b)                                 items classified as extraordinary gains or losses, and the related tax effects according to GAAP;

(c)                                  unusual or non-recurring gains or losses and expenses and severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans (in each case, as determined in good faith by an executive officer of the Company and set forth in an Officer’s Certificate);

(d)                                 the cumulative effect of a change in accounting principles during such period;

(e)                                  solely for the purposes of calculating the amounts available to make Restricted Payments under Section 9.9, the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise; provided that Consolidated Net Income of such person will be increased by the amount of the cash dividends or distributions actually paid to such person or a Restricted Subsidiary of such person to the extent not already included therein;

(f)                                   the net income (or net loss) of any person (other than a Restricted Subsidiary), including Unrestricted Subsidiaries, in which such person has an interest, except to the extent of cash dividends or distributions actually paid to such person or a Restricted Subsidiary of such person;

(g)                                  amounts attributable to dividends paid in respect of Qualified Capital Stock to the extent such dividends are paid in shares of Qualified Capital Stock;

(h)                                 any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142—Goodwill and Other Intangibles and No. 144—Accounting for the Impairment or Disposal of Long-Lived Assets, the amortization of intangibles and the effects of Statement of Financial Accounting Standards No. 141—Business Combinations and any successor statements;

(i)                                     accruals and reserves that are established or adjusted within twelve months after the Spin-Off Date that are so required to be established as a result of the Transactions in accordance with GAAP or accruals and reserves that are established or adjusted as a result of, or in connection with, other acquisitions in accordance with GAAP within twelve months of the consummation of such acquisition, or, in each case, changes as a result of adoption or modification of accounting policies;

(j)                                    to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption;

(k)                                 any non-cash compensation charges or other non-cash expenses (including write-offs and write-downs) or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards; and

(l)                                     any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the Transactions, any Asset Acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument, including any net gain or loss arising from the extinguishment of any Indebtedness of any Person and the amortization or write-off of debt issuance costs or debt discount.

Notwithstanding the foregoing, for the purpose of Section 9.9 only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted by Section 9.9 pursuant to clause (3)(d) thereof.

“Consolidated Non-Cash Charges” means, with respect to any person for any period, the aggregate depreciation, amortization (including amortization of intangibles) and other non-cash expenses (including, without duplication, impairment charges and the impact of purchase accounting) of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an accrual of or a reserve for cash charges for any future period).

“Corporate Trust Office” means the office of the Trustee at which at any particular time this Indenture shall be principally administered, which office on the date of execution of this Indenture is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: KLX Inc. Administrator.

“corporation” includes corporations, associations, partnerships, limited liability companies, companies and business trusts.

“Covenant Defeasance” has the meaning specified in Section 13.3.

“Covenant Suspension Event” has the meaning specified in Section 9.8.

“Credit Agreement” means the Credit Agreement to be entered into in connection with the Transactions between the Company and the lenders party thereto, including all related notes and collateral documents, in each case as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the total commitment under, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement or commercial paper facilities or other agreements or indentures, in each case with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables or other debt) or letters of credit or other debt, in each case, as amended, restated, modified, renewed, refunded, replaced (which replacement can occur after termination of the relevant agreement), refinanced or substituted in whole or in part from time to time by one or more of such facilities, whether with the same or different banks or lenders and whether or not increasing the amount thereunder.

“Currency Exchange Protection Obligation” means, in respect of a person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to fix or hedge currency exchange risk.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar officer under any Bankruptcy Law.

“Debt Securities Lien” means any Lien securing Indebtedness incurred in connection with (a) any registered offering of securities under the Securities Act or (b) any private placement of securities (including under Rule 144A of the Securities Act) pursuant to an exemption from the registration requirements of the Securities Act which does not include, among other things, Liens securing Indebtedness incurred in connection with (i) the Credit Agreement and (ii) debt facilities or other agreements with one or more banks or one or more lenders or investors providing for revolving credit loans, term loans or letters of credit facilities.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning set forth in Section 2.6.

“Depositary” means DTC until a successor Depositary, if any, shall have become such pursuant to this Indenture, and thereafter Depositary shall mean or include each Person who is then a Depositary hereunder.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate executed by an executive officer of the Company or such Restricted Subsidiary.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control or an Asset Sale), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or an Asset Sale), in whole or in part, on or prior to the final maturity date of the Notes.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company organized under the laws of the United States of America or any State thereof or the District of Columbia.

“DTC” means The Depository Trust Company.

“Employee Matters Agreement” means the Employee Matters Agreement between B/E Aerospace and the Company, to be dated on or prior to the Spin-Off Date.

“Equity Interests” means all Capital Stock and all warrants, profits, interests, equity appreciation rights or options with respect to, or other rights to purchase, Capital Stock, but excluding Indebtedness convertible into equity.

“Equity Offering” means any private or public offering of Qualified Capital Stock of the Company, other than any issuance registered on Form S-8 or any successor thereto.

“Escrow Agreement” has the meaning set forth in the recitals hereto;

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 4.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset or property, as determined in good faith by the Company, the price which could be negotiated in an arm’s-length transaction taking into account the circumstances of the subject transaction; provided that where the value of the assets or property is in excess of $50.0 million, the Fair Market Value shall be determined by the board of directors of the Company in good faith and will be evidenced by a board resolution delivered to the Trustee.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

“Form 10” means the registration statement on Form 10 originally filed by the Company with the SEC on August 29, 2014, as amended or supplemented.

“Four Quarter Period” has the meaning specified in the definition of Consolidated Fixed Charge Coverage Ratio.

“generally accepted accounting principles” or “GAAP” means generally accepted accounting principles in the United States which were in effect on the Issue Date.

“Global Note” has the meaning specified in Section 2.1.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantor “ means each Restricted Subsidiary of the Company that, pursuant to a supplementary indenture, provides a Note Guarantee on the Spin-Off Date and any other Restricted Subsidiary of the Company that provides a Note Guarantee after the Spin-Off Date in accordance with this Indenture; provided that upon release or discharge of any Restricted Subsidiary of the Company from its Note Guarantee in accordance with this Indenture, such Restricted Subsidiary shall cease to be a Guarantor.

“Hedging Protection Obligations” means, with respect to any specified person, the obligations of such person under Interest Rate Protection Obligations, Commodity Price Protection Obligations and Currency Exchange Protection Obligations.

“Holder” means a person in whose name a note is registered on the books of the registrar of the Notes.

“Incur” or “incur” means, with respect to any Indebtedness, to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise with respect to, or otherwise become responsible for, payment of such Indebtedness.

“Indebtedness” means with respect to any person, without duplication:

(1)                                 the principal amount of all obligations of such person for borrowed money;

(2)                                 the principal amount of all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                 all Capitalized Lease Obligations of such person;

(4)                                 all obligations of such person to pay the deferred purchase price of property (but excluding trade accounts payable and other similar liabilities arising in the ordinary course of business and excluding any earn-out obligations);

(5)                                 all obligations of such person for the reimbursement of any obligor on any letter of credit or banker’s acceptance;

(6)                                 guarantees of such person in respect of Indebtedness of a person referred to in clauses (1) through (5) above and clause (8) below;

(7)                                 all Indebtedness of any other person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of such person, the amount of such obligation being deemed to be the lesser of the Fair Market Value at such date of any asset subject to any Lien securing the Indebtedness of others and the amount of the Indebtedness secured;

(8)                                 all Hedging Protection Obligations of such person, excluding non-speculative Hedging Protection Obligations;

(9)                                 all Preferred Stock of any Restricted Subsidiary of such person; and

(10)                          all Disqualified Capital Stock issued by such person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, (1) the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness is required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value will be determined reasonably and in good faith by the issuer of such Disqualified Capital Stock, and (2) accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 9.10. The amount of Indebtedness of any person at any date will be the amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture and the Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Notes, according to the respective terms hereof and thereof.

“Information Technology Access Agreement” means the Information Technology Access Agreement between B/E Aerospace and the Company, to be dated on or prior to the Spin-Off Date.

“Initial Purchaser” means any of J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Mitsubishi UFJ Securities (USA), Inc. and RBC Capital Markets, LLC.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Interest Rate Protection Obligations” means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or other acquisition for consideration by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. “Investment” shall exclude extensions of trade credit, advances to customers, travel and similar advances to officers and employees in the ordinary course of business by the Company and its Subsidiaries. For the purposes of Section 9.9:

(1)                                 “Investment” will include and be valued at the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; and

(2)                                 the amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment.

If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such person is no longer a Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed.

“Investment Grade Rating” means BBB- or higher by S&P or Baa3 or higher by Moody’s, or the equivalent of such ratings by S&P and Moody’s, or of another Rating Agency.

“Issue Date” means December 8, 2014.

“Legal Defeasance” has the meaning specified in Section 13.2.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Mandatory Redemption Event” has the meaning specified in Section 10.1.

“Maturity” means December 1, 2022.

“Moody’s” means Moody’s Investor Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(a)                                 all out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(b)                                 taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(c)                                  the amounts of:

(x)                                 any repayments of debt secured, directly or indirectly, by Liens on the assets that are the subject of such Asset Sale, and

(y)                                 any repayments of debt associated with such assets that is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such debt, or by the terms of a consent granted thereunder, on the condition the proceeds (or portion thereof) of such disposition be applied to such debt), and other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of debt (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be);

(d)                                 any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries will constitute Net Cash Proceeds on such date;

(e)                                  all amounts deemed appropriate by the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale;

(f)                                   all foreign, federal, state and local taxes payable (including taxes reasonably estimated to be payable) in connection with or as a result of such Asset Sale; and

(g)                                  with respect to Asset Sales by Restricted Subsidiaries of the Company, the portion of such cash payments attributable to persons holding a minority interest in such Restricted Subsidiary.

Notwithstanding the foregoing, Net Cash Proceeds will not include proceeds received in a foreign jurisdiction from an Asset Sale of an asset located outside the United States to the extent (and only to the extent):

(1)                                 such proceeds cannot under applicable law be transferred to the United States; or

(2)                                 such transfer would result (in the good faith determination of the Company) in an aggregate tax liability that would be materially greater than if such Asset Sale occurred in the United States;

provided that if, as, and to the extent that any of such proceeds may lawfully be in the case of clause (1) or are in the case of clause (2) transferred to the United States, such proceeds will be deemed to be cash payments that are subject to the terms of this definition of Net Cash Proceeds.

“Net Proceeds Offer” has the meaning specified in Section 9.14.

“Net Proceeds Offer Amount” has the meaning specified in Section 9.14.

“Net Proceeds Offer Payment Date” has the meaning specified in Section 9.14.

“Net Proceeds Offer Trigger Date” has the meaning specified in Section 9.14.

“Note Guarantee” means, individually, any guarantee of payment of the Notes and the Company’s other Indenture Obligations by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and collectively, all such guarantees.

“Notes” has the meaning specified in the recitals hereto.

“Notes Register” has the meaning given in Section 2.4.

“Officer’s Certificate” means a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Secretary, any Vice President, any Assistant Treasurer, or any Assistant Secretary of the Company, and delivered to the Trustee.

“Offering Memorandum” means the Company’s offering memorandum dated November 21, 2014 relating to the Initial Notes issued on the Issue Date.

“Opinion of Counsel” means a written opinion of counsel, who may be internal or external counsel for the Company, and that shall be acceptable to the Trustee.

“Outside Date” means January 31, 2015.

“Outstanding Notes” means all Notes as of the date of determination theretofore authenticated and delivered under this Indenture, except Notes cancelled by the Trustee or delivered to the Trustee for cancellation provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, direction, consent or waiver hereunder, Notes owned by the Company, a Guarantor or any Affiliate of the Company or of such Guarantor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which an Authorized Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company, a Guarantor or any Affiliate of the Company or such Guarantor.

“Pari Passu Indebtedness” means any Indebtedness of the Company or a Guarantor of the Notes ranking pari passu with the Notes or a Note Guarantee, as the case may be, that the obligor thereon is required to offer to repurchase or repay on a permanent basis in connection with an Asset Sale.

“Participants” has the meaning specified in Section 2.1.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on the Notes on behalf of the Company.

“Permitted Indebtedness” means, without duplication:

(1)                                 the Notes (other than Additional Notes) and the Note Guarantees;

(2)                                 (A) Indebtedness incurred pursuant to Credit Facilities by the Company or any Restricted Subsidiary and any guarantee thereunder and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount at any time outstanding not to exceed the greater of (i) $1,000 million and (ii) the Borrowing Base and (B) any Indebtedness under Credit Facilities incurred to refinance or refund Indebtedness incurred under clause (A) of this clause (2);

(3)                                 Indebtedness (other than Indebtedness contemplated by clause (1) or (2) of this definition) of the Company and its Subsidiaries outstanding on the Issue Date or incurred on or before the Spin-Off Date in connection with the Transactions;

(4)                                 obligations of the Company or any Restricted Subsidiary pursuant to Hedging Protection Obligations which are not incurred for speculative purposes;

(5)                                 intercompany Indebtedness owed by the Company to any Restricted Subsidiary of the Company or by any Restricted Subsidiary of the Company to the Company or any other Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company; provided, however, that if, as of any date any person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness, such date will be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness under this clause (5);

(6)                                 Acquired Indebtedness or Indebtedness incurred to finance an acquisition or merger, provided that after giving effect to the acquisition or merger (i) the Company could Incur at least $1.00 of Indebtedness under the Consolidated Fixed Charge Coverage Ratio in accordance with Section 9.10 on the date such Indebtedness became Acquired Indebtedness or (ii) the Consolidated Fixed Charge Coverage Ratio for the Company would be equal to or greater than such ratio immediately prior to such acquisition or merger;

(7)                                 (A) guarantees by Restricted Subsidiaries of Indebtedness of the Company or guarantees by Restricted Subsidiaries of Indebtedness of other Restricted Subsidiaries to the extent that such Indebtedness is otherwise permitted under this Indenture and (B) guarantees by the Company of any of its Restricted Subsidiaries’ Indebtedness; provided that such Indebtedness is permitted to be incurred under this Indenture; provided further that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(8)                                 Indebtedness (including Capitalized Lease Obligations and purchase money obligations) incurred by the Company or any Restricted Subsidiary in connection with the purchase, lease or improvement of property (real or personal) or equipment or other capital expenditures in connection with a related business whether through a direct purchase of assets or the Capital Stock of any Person owning such assets, in aggregate not to exceed the greater of (a) $40.0 million and (b) 1.0% of Total Assets in any fiscal year of the Company;

(9)                                 guarantees, letters of credit and indemnity agreements relating to performance, bid, appeal and surety bonds and completion guarantees incurred in the ordinary course of business;

(10)                          any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness incurred in accordance with the Consolidated Fixed Charge Coverage Ratio test set forth in Section 9.10 and clauses (1), (3), (6), (8), (11) and this clause (10) of this definition, including any additional Indebtedness incurred to pay premiums reasonably determined by the Company (including tender premiums), defeasance costs and fees and expenses in connection therewith prior to its respective maturity; provided, however, that any such event does not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay premiums, defeasance costs and related fees and expenses or (B) otherwise permitted to be incurred under this Indenture) of the Company and its Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such refinanced Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold;

(11)                          additional Indebtedness of the Company or any Restricted Subsidiary, together with any Indebtedness incurred under clause (10) to repay or refinance Indebtedness incurred under this clause (11), in an aggregate principal amount not to exceed at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement) the greater of (a) $200.0 million and (b) 4.50% of Total Assets;

(12)                          Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(13)                          Indebtedness arising from agreements of the Company or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Company, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (13));

(14)                          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, so long as such Indebtedness is extinguished within five Business Days;

(15)                          (A) Indebtedness of Foreign Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of Foreign Subsidiaries incurred pursuant to this clause (15) and outstanding on the date of such incurrence, does not exceed the greater of (a) $200.0 million and (b) 4.50% of Total Assets and (B) any Indebtedness of Foreign Subsidiaries incurred to refinance or refund Indebtedness incurred under clause (A) of this clause (15); and

(16)                          Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business.

For purposes of determining compliance with Section 9.10:

(a)                                 In the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness, or is permitted to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 9.10, the Company, in its sole discretion, will be permitted to classify and/or divide such item of Indebtedness on the date of its incurrence or later reclassify and/or divide all or a portion of such item of Indebtedness in any manner that complies with Section 9.10; provided, however that all Indebtedness under the Credit Agreement which is outstanding on the Spin-Off Date, will be deemed to have been incurred on such date under clause (2) of this definition of “Permitted Indebtedness,” and the Company will not be permitted to reclassify any portion of such Indebtedness thereafter.

(b)                                 For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount, together with any accrued and unpaid interest thereon and any premium or fees and expenses related thereto, of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which refinancing Indebtedness is denominated that is in effect on the date of such refinancing. Notwithstanding any other provision of this Indenture, the maximum amount of Indebtedness that the Company may incur pursuant to Section 9.10 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

(c)                                  Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Capital Stock or Preferred Stock for purposes of Section 9.10.

“Permitted Investments” means:

(1)                                 Investments in the Company or any Restricted Subsidiary of the Company, or for the benefit of, any Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter and including Investments in any Person, if after giving effect to such Investment, such Person would be a Restricted Subsidiary of the Company or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company);

(2)                                 Investments in cash or Cash Equivalents;

(3)                                 Investments (a) existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any replacement, extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may only be increased as required by the terms of such Investment as in existence on the Issue Date, or (b) made or acquired pursuant to the Transactions;

(4)                                 Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in settlement of or other resolution of claims or disputes, and in each case, extensions, modifications and amendments thereof;

(5)                                 loans and advances in the ordinary course of business by the Company and its Restricted Subsidiaries to their respective employees not to exceed $15.0 million at any one time outstanding;

(6)                                 Investments in an aggregate amount (measured on the date each such Investment was made and without giving effect to subsequent changes in value) at any one time outstanding not to exceed the greater of (a) $150.0 million and (b) 3.50% of Total Assets;

(7)                                 Investments received by the Company or its Restricted Subsidiaries as non-cash consideration for asset sales, including Asset Sales; provided, however, in the case of an Asset Sale, such Asset Sale is effected in compliance with Section 9.14;

(8)                                 Hedging Protection Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ business;

(9)                                 extensions of credit to customers and suppliers in the ordinary course of business;

(10)                          guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness permitted by Section 9.10;

(11)                          any Investments received in exchange for the issuance of Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any such Qualified Capital Stock; and

(12)                          Investments in Unrestricted Subsidiaries (measured on the date of each such Investment was made and without giving effect to subsequent changes in value) in an aggregate amount not to exceed the greater of (a) $125.0 million and (b) 3.00% of Total Assets.

“Permitted Liens” means:

(1)                                 Liens (other than Debt Securities Liens) securing Indebtedness under a Credit Facility permitted to be incurred under this Indenture;

(2)                                 Liens outstanding on the Issue Date or incurred in connection with the Transactions (other than any Liens securing Indebtedness under the Credit Agreement);

(3)                                 Liens securing the Notes (other than any Additional Notes) or the Note Guarantees;

(4)                                 Liens imposed by any governmental authority for taxes, assessments or charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Restricted Subsidiaries, as the case may be, in accordance with GAAP;

(5)                                 Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings and Liens arising out of judgments or awards against the Company or its Restricted Subsidiary with respect to which the Company or its Restricted Subsidiary shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

(6)                                 pledges or deposits under worker’s compensation, unemployment insurance and other similar legislation;

(7)                                 deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any of its Restricted Subsidiaries is a party, or deposits to secure public or statutory obligations of the Company or any of its Restricted Subsidiaries or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which the Company or any of its Restricted Subsidiaries is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(8)                                 easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, do not in the aggregate materially adversely affect the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)                                 Liens on property of any entity (including shares of stock owned by such entity) which becomes a Restricted Subsidiary of the Company or merges with or into or consolidates with the Company or any of its Restricted Subsidiaries after the Issue Date; provided that such Liens are in existence at the time such entity becomes a Restricted Subsidiary of the Company or merges with or into or consolidates with the Company or any of its Restricted Subsidiaries and were not created in anticipation thereof and do not extend to any other property of the Company or any Restricted Subsidiary (other than after-acquired property that is (1) affixed or appurtenant thereto or incorporated into the property covered by such Lien, (2) after-acquired property of such Person subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property and (3) the proceeds and products thereof);

(10)                          Liens upon property, including software and license rights with respect to software, acquired after the Issue Date (by purchase, construction or otherwise) by the Company or any of its Restricted Subsidiaries, any of which Liens either (A) existed on such property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such property; provided that no such Lien shall extend to or cover any property of the Company or such Restricted Subsidiary other than the property so acquired and improvements thereon; and provided, further, that the principal amount of Indebtedness secured by any such Lien shall not exceed (at the time of incurrence) 100% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such property at the time it was acquired (by purchase, construction or otherwise);

(11)                          any Liens arising as a result of the sale of property owned by the Company or any Restricted Subsidiary of the Company which property is, immediately following such sale, leased back to the Company or any Restricted Subsidiary;

(12)                          Liens in favor of the Company or any Restricted Subsidiary;

(13)                          Liens securing Hedging Protection Obligations of the Company or any of its Restricted Subsidiaries permitted to be incurred under this Indenture;

(14)                          Liens on property necessary to defease Indebtedness that was not incurred in violation of this Indenture;

(15)                          Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit or in possession of such bank;

(16)                          Liens on the property of Foreign Subsidiaries to secure Indebtedness of Foreign Subsidiaries permitted to be incurred under this Indenture;

(17)                          Liens related to bonds or similar instruments related to the Company’s or any Restricted Subsidiary’s 401(k) or other retirement based benefit plans;

(18)                          Liens incurred with respect to any environmental remediation program;

(19)                          Liens on specific items of inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods;

(20)                          leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(21)                          deposits made in the ordinary course of business to secure liability to insurance carriers;

(22)                          Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary of the Company to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries;

(23)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods in the ordinary course of business;

(24)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(25)                          any extension, renewal or replacement (which replacement can occur after termination of the relevant agreement) of the foregoing; provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or property (other than a substitution of like property); and

(26)                          other Liens securing obligations in respect of Indebtedness in an aggregate amount not to exceed $25.0 million at any one time outstanding.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, when used with respect to the Notes, the place or places where the principal of (and premium, if any) and interest, if any, on the Notes are payable.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“QIB” means a “Qualified Institutional Buyer” as defined under Rule 144A.

“Qualified Capital Stock” means any stock that is not Disqualified Capital Stock.

“Quotation Agent” means a nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.

“Rating Agency” means (i) S&P, (ii) Moody’s or (iii) if neither S&P nor Moody’s is rating the Notes, another recognized rating agency, selected by the Company.

“Redemption Date” means the date fixed for redemption of the Notes by or pursuant to this Indenture.

“Redemption Price” means the price at which the Notes are to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on the Interest Payment Date on the Notes means the date specified for that purpose as contemplated by Section 2.6.

“Related Business” means, as determined by the Company in good faith, the businesses of the Company and its Restricted Subsidiaries as conducted on the Issue Date and similar, complementary or related businesses or reasonable extensions, developments or expansions thereof.

“Registrar” has the meaning given in Section 2.4.

“Regulation S” means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Replacement Assets” means (a) assets of a kind used or usable in the businesses of the Company and its Restricted Subsidiaries (including capital expenditures) as conducted on the date of the relevant Asset Sale or any Related Business and (b) the Capital Stock of a Person or persons in any such businesses of the Company and its Restricted Subsidiaries or any Related Business and licenses or similar rights to operate.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person that at the time of determination is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Rule 903” means Rule 903 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Rule 904” means Rule 904 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“S&P” means Standard & Poor’s Financial Services LLC and its successors.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” means any indebtedness that is pari passu as to ranking with the Notes issued under this Indenture.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement between B/E Aerospace and the Company, to be dated on or prior to the Spin-Off Date.

“Separation and Distribution Documents” means the Separation and Distribution Agreement, the Tax Sharing and Indemnification Agreement, the Employee Matters Agreement, the IT Services Agreement and any other instruments, assignments, documents and agreements executed in connection with the implementation of the transactions contemplated by any of the foregoing.

“Shared Access Agreement” means the Shared Access Agreement between B/E Aerospace and the Company, to be dated on or prior to the Spin-Off Date.

“Significant Subsidiary” shall have the meaning set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.

“Special Mandatory Redemption” has the meaning specified in Section 10.1.

“Special Mandatory Redemption Price” has the meaning specified in Section 10.1.

“Special Mandatory Redemption Notice” has the meaning specified in Section 10.1.

“Special Mandatory Redemption Date” has the meaning specified in Section 10.1.

“Special Record Date” means a date fixed by the Company for the payment of any Defaulted Interest pursuant to Section 2.6.

“Spin-Off Date” means the date on which the Spin-Off Transaction is consummated.

“Spin-Off Transaction” means collectively (i) the contribution or transfer by B/E Aerospace Inc. (“B/E Aerospace”) of its Consumables Management Segment businesses to the Company, (ii) the distribution of all the shares of the Company’s common stock on a pro rata basis to the holders of B/E Aerospace common stock and (iii) the distribution, in one or more payments (which may take the form of one or more Restricted Payments) of a portion of the aggregate proceeds of the Notes issued on the Issue Date by the Company to B/E Aerospace, in each case including all related transactions and as described in the Offering Memorandum.

“Stated Maturity” means, when used with respect to any note or any installment of interest thereon, the date specified in such note as the fixed date on which the principal of such note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company or any Guarantor which is expressly subordinated in right of payment to the Notes or the Note Guarantee of such Guarantor, as applicable.

“Subsidiary” of any Person means (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (2) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (1) and (2), at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such

Person or (c) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Tax Sharing and Indemnification Agreement” means the Tax Sharing and Indemnification Agreement between B/E Aerospace and the Company, to be dated on or prior to the Spin-Off Date.

“Total Assets” means the total assets of the Company and its Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company.

“Transactions” means

(a)                                 the issuance and sale of the Notes on the Issue Date;

(b)                                 the entering into of the Credit Agreement;

(c)                                  the Spin-Off Transaction; and

(d)                                 the payment of all fees and expenses payable in connection with and related to the items listed in (a) through (c) above.

“Treasury Rate” means as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to December 1, 2017; provided, however, that if the period from such Redemption Date to December 1, 2017, is less than one year, the weekly average yield on actually traded Untied States Treasury securities adjusted to a constant maturity of one year will be used. The United States Treasury security used to calculate the Treasury Rate will be selected by the Quotation Agent.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Trustee Payments” shall have the meaning specified in Section 5.9.

“United States” means, unless otherwise specified, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Unrestricted Subsidiary” of any Person means:

(1)                                 any Subsidiary of such Person that at the time of determination is or continues to be designated an Unrestricted Subsidiary by the board of directors of such Person in the manner provided below; and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary (including any existing or newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that:

(x)                                 the Company certifies to the Trustee that such designation complies with Section 9.9; and

(y)                                 each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which a lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries except to the extent permitted by Section 9.9 and Section 9.10.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors will be evidenced by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions. As of the Spin-Off Date, none of the Subsidiaries of the Company will be Unrestricted Subsidiaries.

“Vice President”, when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)                                 the then outstanding aggregate principal amount of such Indebtedness; into

(b)                                 the sum of the total of the products obtained by multiplying:

(1)                                 the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof; by

(2)                                 the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly-Owned Domestic Subsidiary” means a Domestic Subsidiary that is a Wholly-Owned Subsidiary.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors’ qualifying shares or shares held in trust for the benefit of the Company or a Wholly Owned Restricted Subsidiary pursuant to local corporate law requirements) is owned by the Company or another Wholly Owned Subsidiary.

Section 1.2.           Rules of Construction. Unless the context otherwise requires:

(i)                                     a term has the meaning assigned to it;

(ii)                                  “or” is not exclusive;

(iii)                               “including” or “include” means including or include without limitation;

(iv)                              words in the singular include the plural and words in the plural include the singular;

(v)                                 unsecured Indebtedness shall not be deemed to be subordinated or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness and senior Indebtedness shall not be deemed to be subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral;

(vi)                              for purposes of the covenants and definitions set forth in this Indenture, amounts stated in U.S. dollars shall be deemed to include both U.S. dollars and U.S. Dollar Equivalents.

Section 1.3.           Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion (other than the certificates required by Section 9.4) with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)                                 a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

Section 1.4.           Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous, Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.5.           Acts of Holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

(c)                                  The ownership of Notes shall be proved by the Notes Register.

(d)                                 If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose Outstanding Notes shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(e)                                  Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Notes shall bind every future Holder of the same Note or the Holder issued upon the issuance or transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.6.           Notices, etc. to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)                                 the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or delivered, in writing, to or with the Trustee at its Corporate Trust Office or at any other address previously furnished in writing to the Holders or the Company by the Trustee; or

(2)                                 the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered, in writing, to the Company, addressed to it at 1300 Corporate Center Way, Suite 200, Wellington, Florida 33414-2105, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.7.           Notice to Holders; Waiver.

Where this Indenture provides for notice of any event to Holders of Notes by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Notes Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Notes. Any notice mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders of Notes when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

If and so long as the Notes are represented by Global Notes, notice to Holders, in lieu of being given in accordance with this Section 1.7, may also be given by delivery of the relevant notice to DTC for communication to entitled account holdings in substitution for the previously-mentioned publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.8.           Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.9.           Successors and Assigns.

All covenants and agreements in this Indenture by the Company and any Guarantor shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall binds its successors or assigns.

Section 1.10.         Separability Clause.

In case any provision in this Indenture or any Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.         Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Registrar and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.         Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 1.13.         Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be, to such succeeding Business Day

Section 1.14.         No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company or a Guarantor shall not have any liability for any obligations of the Company or a Guarantor under a Notes Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of the Notes waives and releases all such liability.

ARTICLE 2
THE NOTES

Section 2.1.           The Notes.

(a) Form of Notes.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, the rules of any securities exchange or usage. The Company shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture. The Notes shall be issued only in fully registered form without coupons and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) Global Notes.  Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a temporary Global Note substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (each, a “Regulation S Temporary Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee (or an Authenticating Agent appointed by the Trustee in accordance with Section 5.11) as hereinafter provided.

Following (i) the expiration of the Restricted Period, (ii) receipt by the Trustee of certification in a form reasonably satisfactory to the Trustee that beneficial interests in such Regulation S Temporary Global Notes are owned either by non-U.S. persons (as defined in Regulation S) or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act, and (iii) delivery to the Trustee of the Regulation S Permanent Global Note (as defined below) and a Company Order to authenticate such Note, beneficial interests in each Regulation S Temporary Global Note shall be exchanged for beneficial interests in a permanent Global Note in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto (each, a “Regulation S Permanent Global Note” and, together with the Regulation S Temporary Global Notes, the “Regulation S Global Notes”). Simultaneously with the authentication of the corresponding Regulation S Permanent Global Note, the Trustee shall cancel the corresponding Regulation S Temporary Global Note. The aggregate principal amount of a Regulation S Temporary Global Note and a Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the applicable Regulation S Temporary Global Note or the applicable Regulation S Permanent Global Note, as the case may be, and recorded in the Notes Register, as hereinafter provided.

The provisions of the “The Operating Procedures of the Euroclear System” and “Terms and Conditions governing use of Euroclear” and the “General Terms and Conditions” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (each, a “Restricted Global Note”), which shall be deposited on behalf of the purchasers of the

Notes represented thereby with the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, duly executed by the Company and authenticated by the Trustee (or an Authenticating Agent appointed by the Trustee in accordance with Section 5.11) as hereinafter provided. The aggregate principal amount of any Restricted Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to such Restricted Global Note and recorded in the Notes Register, as hereinafter provided.

(c)                                  Book-Entry Provisions. This Section 2.1(c) shall apply to the Regulation S Global Notes and the Restricted Global Notes (collectively, the “Global Notes”) deposited with or on behalf of the Depositary.

Members of, or participants and account holders in DTC, Euroclear and Clearstream (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or by the Trustee or any custodian of the Depositary or under such Global Note, and the Depositary or its nominee may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the sole Holder of such Global Note for all purposes whatsoever. Subject to the provisions of this Section 2.1 and Section 2.7, the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Except as provided in Section 2.8, owners of a beneficial interest in Global Notes shall not be entitled to receive physical delivery of certificated Notes.

Section 2.2.           Execution and Authentication.

An officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

If an officer of the Company whose signature is on a Note was an officer of the Company at the time of such execution but no longer holds that or any office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $1,200,000,000 and, at any time and from time to time thereafter, the Trustee shall authenticate Notes for original issue in an aggregate principal amount specified in a written order of the Company in the form of a Company Order. The Company Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.12 after the Issue Date, shall certify that such issuance is in compliance with Section 9.10.

Upon receipt of a written order of the Company in the form of a Company Order, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Company. The Trustee may appoint an Authenticating Agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

Section 2.3.           Temporary Notes.

Pending the preparation of certificated Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are typewritten, printed, lithographed, engraved or otherwise produced, in any authorized denomination, substantially of the tenor of the Notes in lieu of which they are issued, in registered faint and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes. Such temporary Notes may be in global form.

If temporary Notes are issued, the Company will cause certificated Notes to be prepared without unreasonable delay. After the preparation of certificated Notes, the temporary Notes shall be exchangeable for certificated Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of certificated Notes of authorized denominations.

Until exchanged in full as hereinabove provided, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as certificated Notes and of like tenor authenticated and delivered hereunder.

Section 2.4.           Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for the Notes (the registers maintained in such office of the Trustee and in any other office or agency designated pursuant to Section 9.2 being herein sometimes referred to as the “Notes Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Notes and of transfers of the Notes. The Trustee is hereby initially appointed “Registrar” for the purpose of registering Notes and transfers of the Notes as herein provided.

Except as otherwise described in this Article Two, upon surrender for registration of transfer of any Notes at the office or agency of the Registrar in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at the office of the Registrar. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company or the Trustee may require payment of a sum sufficient to pay all documentary, stamp, similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of the Notes, other than exchanges pursuant to Section 2.3 or Section 11.6 not involving any transfer.

Neither the Company nor the Registrar shall be required (i) to issue, register the transfer of or exchange the Notes during a period beginning at the opening of business 15 days before the day of the selection for redemption of Notes under Section 11.2 and ending at the close of business on the day of the delivery of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (iii) to issue, register the transfer of or exchange any Note which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Note not to be so repaid.

Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.1 and this Section 2.4; provided, however, that a beneficial interest in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legend on the Note, if any.

Except for transfers or exchanges made in accordance with any of clauses (i), (ii) or (iii) of this Section 2.4, transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(i)                                     Restricted Global Note to Regulation S Global Note. If the owner of a beneficial interest in a Restricted Global Note at any time wishes to exchange its interest in such Restricted Global Note for an interest in a Regulation S Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such transfer or exchange may be effected only in accordance with this clause (i) and the rules and procedures of the Depositary, Euroclear and Clearstream. Upon receipt by the Registrar from the transferor of (A) instructions directing the

Registrar to credit or cause to be credited an interest in such Regulation S Global Note in a specified principal amount and to cause to be debited an interest in a Restricted Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit B hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and (x) pursuant to and in accordance with Regulation S or (y) that the Note being transferred is being transferred in a transaction permitted by Rule 144, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of such Restricted Global Note and the Depositary to increase or cause to be increased the principal amount of such Regulation S Global Note by the aggregate principal amount of the interest in the Restricted Global Note to be exchanged.

(ii)                                  Regulation S Global Note to Restricted Global Note. If the owner of a beneficial interest in a Regulation S Global Note at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Note, such transfer may be effected only in accordance with this clause (ii) and the rules and procedures of the Depositary, Euroclear and Clearstream. Upon receipt by the Registrar from the transferor of (A) instructions directing the Registrar to credit or cause to be credited an interest in such Restricted Global Note in a specified principal amount and to cause to be debited an interest in such Regulation S Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit C hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and stating that (x) the Person transferring such interest reasonably believes that the Person acquiring such interest is a QIB and is obtaining such interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or (y) that the Person transferring such interest is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act and, in such circumstances, such Opinion of Counsel as the Company or the Registrar may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of such Regulation S Global Note and to increase or cause to be increased the principal amount of such Restricted Global Note by the aggregate principal amount of the interest in such Regulation S Global Note to be exchanged or transferred.

(iii)                               Global Notes to Certificated Notes. In the event that a Global Note is exchanged for Notes in certificated form pursuant to Section 2.8, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (i) and (ii) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company or the Trustee. A beneficial interest in a Regulation S Temporary Global Note may not be exchanged for a Note in certificated form or transferred to a Person who takes delivery thereof in the form of a Note in certificated form prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

If Notes are issued upon the transfer, exchange or replacement of Notes bearing the restricted legends set forth in Exhibit A hereto, the Notes so issued shall bear the restricted legends, and a request to remove such restricted legends from the Notes shall not be honored unless there is delivered to the Company such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, upon Company Order, shall authenticate and deliver Notes that do not bear the legend.

The Trustee shall have no responsibility for any actions taken or not taken by the Depositary, Euroclear and Clearstream, as the case may be.

Section 2.5.           Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them and any agent of either of them harmless, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver in exchange therefor a new Note and of like principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or an Authorized Officer of the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note, if any, issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.6.           Payment of Interest; Interest Rights Preserved; Optional Interest Reset.

(a)                                 Interest, if any, on the Notes which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 9.2; provided, however, that each installment of interest, if any, on the Notes may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 2.7 or to the address of such Person as it appears on the Notes Register or (ii) wire transfer to an account located in the United States maintained by the payee.

Any interest on the Notes which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest (the “Defaulted Interest”) may be paid by the Company, at its election in each case, as provided in subsection (1) or (2) below:

(1)                                 The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this subsection. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to the Holders in the manner provided in Section 1.7, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subsection (2).

(2)                                 The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.6 and Section 2.4, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.7.           Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 2.4 and Section 2.6) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of (i) the records relating to or payments made on account of any Participants or any beneficial ownership interests of a Global Note, (ii) maintaining, supervising or reviewing any records maintained by any Depositary or Participant or any other Person relating to such beneficial ownership interests, (iii) the delivery or timeliness of delivery of any notice to any beneficial owner of Notes which are required or permitted under the terms of this Indenture or the Notes, (iv) the selection of the beneficial owners to receive payments in the event of a partial redemption or repayment, or (v) any consent given or other action taken by the Depositary or other Holder of a Note, as the registered holder thereof.

Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Note or impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

Section 2.8.           Certificated Notes.

(a) A Global Note deposited with the Depositary or other custodian for the Depositary, as the case may be, pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Notes only if such transfer complies with Section 2.4 and one of the following events has occurred (each, a “Certificated Note Event”): (i) the Depositary notifies the Company that it is unwilling or unable to continue as the Depositary for such Global Note, or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Company within 120 days of such notice, or (ii) if the owner of a beneficial interest in a Note requests such a transfer in writing delivered through the Depositary following an Event of Default under this Indenture and enforcement action is being taken in respect thereof under this Indenture. Notice of any such transfer shall be given by the Company to the Trustee in accordance with the provisions of Section 1.6.

(b)                                 Any Global Note that is transferable to the beneficial owners thereof in the form of certificated Notes pursuant to this Section 2.8 shall be surrendered by the Depositary to the Registrar, to be so transferred, in whole or from time to time in part, without charge, and upon Company Order the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Notes of authorized denominations in the form of certificated Notes. Any portion of a Global Note transferred or exchanged pursuant to this Section 2.8 shall be executed, authenticated and delivered only in registered form in authorized denominations and registered in such names as the Depositary shall direct. Subject to the foregoing, a Global Note is not exchangeable except for a Global Note of like denomination to be registered in the name of the Depositary or its nominee. In the event that a Global Note becomes exchangeable for one or more certificated Notes, payment of principal, premium, if any, and interest on the certificated Notes shall be payable, and the transfer of the certificated Notes shall be registrable, at the office or agency of the Company maintained for such purposes in accordance with Section 2.4. Such certificated Notes shall bear the applicable legends set forth in Exhibit A hereto.

(c)                                  In the event of the occurrence of any Certificated Note Event, the Company shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

(d)                                 In the event that certificated Notes are not issued to each owner of beneficial interests in Global Notes in accordance with this Section 2.8 promptly after a Certificated Note Event, the Company explicitly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 4.7 or Section 4.8, the right of any beneficial owner in any Global Note to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such certificated Notes had been issued.

Section 2.9.                                  Cancellation.

All Notes surrendered for payment, redemption, registration of transfer or exchange or for credit against any current or future sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Notes so delivered to the Trustee shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures. The Trustee shall, at the Company’s written request, provide certification of the disposal of cancelled Notes.

Section 2.10.                           Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.11.                           CUSIP and ISIN Numbers.

In issuing the Notes, the Company may use CUSIP and ISIN numbers (if then generally in use), and, if so, the Trustee shall use CUSIP and ISIN numbers, as appropriate, in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

Section 2.12.                           Issuance of Additional Notes.

After the Issue Date, the Company shall be entitled, subject to its compliance with Section 9.10, to issue Additional Notes under this Indenture in an unlimited aggregate principal amount, which Notes shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance, issue price and first interest payment date. The Initial Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase but may be represented by a different CUSIP or ISIN number (and will be required to be represented by a different CUSIP or ISIN number if they are not fungible with the Notes issued on the Issue Date for United States federal income tax purposes).

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1)                                 the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture and the provision of Section 9.10 that the Company is relying on to issue such Additional Notes; and

(2)                                 the issue price, the issue date and first interest payment date and the CUSIP or ISIN number of such Additional Notes.

Section 2.13.                           Open Market Purchases.

The Company and its Restricted Subsidiaries may at any time and from time to time purchase Notes in the open market or otherwise.

ARTICLE 3
SATISFACTION AND DISCHARGE

Section 3.1.        Satisfaction and Discharge of Indenture.

This Indenture shall be discharged and will cease to be of further effect (except as to those provisions which, by their express terms, survive the satisfaction, discharge and/or termination of this Indenture) as to all Notes issued hereunder when:

(1)                                 either (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation or (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and in each case for this clause (b), the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the incurrence of any Lien in respect thereof) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(3)                                 the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(4)                                 the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 3.2.                                  Application of Trust Money.

Subject to the provisions of the last paragraph of Section 9.3, all money deposited with the Trustee pursuant to Section 3.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE 4
REMEDIES

Section 4.1.                                  Events of Default.

An “Event of Default” means any of the following events:

(1)                                 the failure to pay interest on any Notes when such interest becomes due and payable and such default continues for a period of 30 days; or

(2)                                 the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise, including the failure to make a payment to repurchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer; or

(3)                                 a default in the observance or performance of any other covenant or agreement contained in this Indenture not specified in clause (1) or (2) above which default continues for a period of 60 days after the Company receives written notice specifying the default, and demanding that such default be remedied, from the Trustee or the Holders of at least 25% in aggregate principal amount of Outstanding Notes; or

(4)                                 the failure to pay at final maturity, giving effect to any extensions thereof, the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary, other than intercompany Indebtedness, or the acceleration of the final stated maturity of any such Indebtedness due to a default thereunder, if, in either case, the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $50.0 million or more at any time; or

(5)                                 failure by the Company or a Restricted Subsidiary of the Company that is a Significant Subsidiary to pay any final judgment or final judgments entered by a court or courts of competent jurisdiction for the payment of money in excess (net of amounts covered by third party insurance) of $50.0 million rendered against the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary and is not discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect; or

(6)                                 the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary (i) admits in writing its inability to pay its debts generally as they become due, (ii) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (iii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iv) consents to the appointment of a Custodian of it or for substantially all of its property, (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (vi) makes a general assignment for the benefit of its creditors or (vii) takes any partnership or corporate action, as the case may be, to authorize or effect any of the foregoing; or

(7)                                 a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any such Significant Subsidiary of the Company, (ii) appoint a Custodian of the Company or any such Significant Subsidiary of the Company or for substantially all of any of their property or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(8)                                 any Note Guarantee of a Significant Subsidiary of the Company ceases to be in full force and effect or any Note Guarantee of a Significant Subsidiary of the Company is held in a judicial proceeding to be null and void and unenforceable or any guarantee of a Significant Subsidiary of the Company is found to be invalid by a final judgment or order that is not appealable or any Significant Subsidiary of the Company that is a Guarantor denies its liability under its Note Guarantee, other than by reason of a release of such Significant Subsidiary in accordance with the terms of this Indenture.

Section 4.2.                                  Acceleration of Maturity.

If an Event of Default (other than an Event of Default specified in Section 4.1(6) and (7) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Outstanding Notes may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable by notice in writing to the Company and, if given by the Holders, the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same will become immediately due and payable. If an Event of Default specified in Section 4.1(6) and (7) occurs and is continuing, then all unpaid principal of and accrued and unpaid interest on all Outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1)                             if the rescission would not conflict with any judgment or decree;

(2)                                 if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)                                 to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)                                 if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

(5)                                 in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee has received an Officer’s Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 4.3.                                  Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1)                                 default is made in the payment of any interest on the Notes when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)                                 default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

then the Company will, upon demand of the Trustee, pay to it for the benefit of the Holders, the whole amount then due and payable on the Notes for principal (and premium, if any) and interest, if any, and interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes under this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights.

Section 4.4.                                  Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other Guarantor or the property of the Company or of such other Guarantor, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)                                     to file and prove a claim for the whole amount of principal (and premium, if any), or such portion of the principal amount of any Notes as may be specified in the terms of such Notes, and interest, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)                                  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.6.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 4.5.                                  Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 4.6.                                  Application of Money and Property Collected.

Any money and property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 5.6;

Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, if any, respectively; and

Third: The balance, if any, to the Company.

Section 4.7.                                  Limitation on Suits.

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)                                 such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

(2)                                 the Holders of at least 25% in aggregate principal amount of Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of an Event of Default described in Section 4.1 in its own name as Trustee hereunder and such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(3)                                 the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(4)                                 no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes, in respect of any Event of Default described in Section 4.1, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Notes, in respect of such Event of Default.

Section 4.8.                                  Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 2.6) interest, if any, on, such Note on the Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 4.9.                                  Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 4.10.                           Rights and Remedies Cumulative.

Except as otherwise provided in Section 2.5, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 4.11.                           Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 4.12.                           Control by Holders.

With respect to the Notes, the Holders of not less than a majority in aggregate principal amount of Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that in each case

(1)                                 the Trustee may refuse to follow any direction that conflicts with any law or with this Indenture, that the Trustee determines may involve the Trustee in personal liability or may be unduly prejudicial to the rights of any other Holder, or if the Holders have failed to provide indemnity or security satisfactory to the Trustee in its sole discretion, and

(2)                                 the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 4.13.                           Waiver of Past Defaults.

Subject to Section 4.2, the Holders of a majority in aggregate principal amount of Outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture with respect to the Notes except a default in the payment of the principal of or interest on any Notes or in respect of a covenant or provision which under Section 8.2 cannot be modified or amended without the consent of each Holder affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 4.14.                           Undertaking for Costs.

All parties to this Indenture agree, and each Holder by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on Notes on or after the respective Stated Maturities expressed in the Notes (or, in the case of redemption, on or after the Redemption Date); provided that this Section 4.14 shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

Section 4.15.                           Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.16.                           Effect on the Transactions.

Notwithstanding anything to the contrary set forth herein, no provision of this Indenture shall prevent the completion of any of the Transactions, nor shall the Transactions give rise to any Default or impair or reduce the availability or constitute the utilization of any basket or other exceptions (other than any such baskets or other exceptions that expressly refer to the Transactions) in the covenants under this Indenture or the Notes.

ARTICLE 5
THE TRUSTEE

Section 5.1.                                  Notice of Defaults.

Within 90 days after the occurrence of any Default hereunder with respect to the Notes of which the Trustee is deemed to have knowledge pursuant to Section 5.2, the Trustee shall transmit to all Holders, as their names and addresses appear in the Notes Register, notice of such Default hereunder, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest, if any, on the Notes, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Notes; and provided further that in the case of any Default or breach of the character specified in Section 4.1(3) with respect to Notes, no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

Section 5.2.                                  Duties and Rights of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not investigate or confirm the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section 5.2;

(2)                                 the Trustee will not be liable for any error of judgment made in good faith by an Authorized Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.12.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the conduct of, or in any way affects the liability or affords protection to, the Trustee is subject to this Section 5.2.

(e)                                  The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  The Trustee agrees to accept and act upon facsimile or electronic transmission (including portable document format) of documents hereunder, it being understood that originals of such documents shall be provided to the Trustee in a timely manner.

(h)                                 In connection with any aspect of this Indenture:

(1)                                 the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)                                 any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Note, together with any coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 2.2 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)                                 whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed)

may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or an Opinion of Counsel or both;

(4)                                 the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)                                 the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)                                 the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(7)                                 the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)                                 no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(9)                                 the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; loss or malfunction of utilities, computer (hardware of software) or communication services; strikes or similar labor disputes; and sets of civil or military authorities and government action;

(10)                          the Trustee is not required to take notice or deemed to have notice of any Default or Event of Default hereunder, unless an Authorized Officer of the Trustee has received notice in writing of such Default or Event of Default from the Company or from the Holders of at least 25% in aggregate principal amount of the Notes, and in absence of any such notice, the Trustee may conclusively assume that no Default or Event of Default exists;

(11)                          the Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;

(12)                          the Trustee’s immunities and protections from liability and its rights to compensation and indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee’s officers, directors, agents and employees. Such immunities and protections and right to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, the final payment of the Notes and the satisfaction, discharge and/or termination of this Indenture;

(13)                          the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(14)                          the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(15)                          if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to assume no such event occurred;

(16)                          the Trustee shall have no duty to calculate or confirm the accuracy of the calculation of the Applicable Premium;

(17)                          the permissive rights of the Trustee enumerated herein shall not be construed as duties; and

(18)                          in no event shall the Trustee be liable, directly or indirectly, for any special, indirect or consequential damages, even if the Trustee has been advised of the possibility of such damages.

Section 5.3.                                  Trustee Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the

Notes and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 5.4.                                  May Hold Notes.

The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of the Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

Section 5.5.                                  Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 5.6.                                  Compensation and Reimbursement.

The Company agrees:

(1)                                 to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                 to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(3)                                 to indemnify each of Trustee or any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee), incurred without negligence or willful misconduct on its part as determined in a final, non-appealable judgment by a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of this Indenture, including the costs and expenses of defending itself against any claim or liability (whether such claim is made by the Company, any Guarantor, or any other Person) in connection with any action taken, suffered or omitted by the Trustee hereunder.

As security for the performance of the obligations of the Company under this Section 5.6, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on the Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1(6) or Section 4.1(7), the expenses (including the reasonable compensation of, duly documented expenses of, and disbursements by its counsel) and the compensation for its services are intended to constitute expenses of administration under any applicable United States federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the resignation or removal of the Trustee and the satisfaction and discharge or termination of this Indenture.

Section 5.7.                                  Corporate Trustee Required; Eligibility; Conflicting Interests.

There shall at all times be a Trustee who shall at all times satisfy the requirements of Section 310(a) of the TIA (as if the TIA applied to this Indenture). The Trustee, to the extent there is such an institution eligible and willing to serve, shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recently published annual report of condition. If such Trustee publishes or files reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 5.7, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published or filed. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.7, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 5.8.                                  Resignation and Removal; Appointment of Successor.

(a)                                 No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 5.9.

(b)                                 The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 5.9 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(c)                                  The Trustee may be removed at any time with respect to the Notes by Act of the Holders of not less than a majority in principal amount of Outstanding Notes, delivered to the Trustee and the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may, petition a court of competent jurisdiction for the appointment of a successor Trustee.

(d)                                 If at any time:

(1)                                 the Trustee shall cease to be eligible under Section 5.7 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2)                                 the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or pursuant to a Board Resolution, may remove the Trustee and appoint a successor Trustee or Trustees with respect to the Notes, the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

(e)                                  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes (it being understood that at any time there shall be only one Trustee with respect to the Notes). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in aggregate principal amount of Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 5.9, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(f)                                   The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to the Holders of Notes in the manner provided for in Section 1.7. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

Section 5.9.                                  Acceptance of Appointment by Successor.

(a)                                 Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, however, that the retiring Trustee shall continue to be entitled to the benefit of Section 5.6; but, on the request of the Company or the successor Trustee and after payment of all amounts due and payable to such retiring Trustee pursuant to Section 5.6 (collectively, the “Trustee Payments”), such retiring Trustee shall, upon payment of any additional charges therefor, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)                                 In case of the appointment hereunder of a successor Trustee with respect to the Notes and after receipt by the retiring Trustee of the Trustee Payments, the Company, the retiring Trustee and each successor Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes; but, on request of the Company or any successor Trustee and after receipt by the retiring Trustee of all Trustee Payments, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes.

(c)                                  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)                                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 5.10.                           Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any of the Notes shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 5.11.                           Appointment of Authenticating Agent.

At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate the Notes and the Trustee shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 1.7. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be reasonably acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes or files reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published or filed. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 1.7. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating

Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

Dated:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

Wilmington Trust, National Association,
as Trustee

By
as Authenticating Agent

By
Its:

Section 5.12.                           Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Notes), the Trustee shall be subject to the provisions of the TIA as if the TIA applied to this Indenture, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA as if the TIA applied to this Indenture to the extent indicated.

ARTICLE 6
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 6.1.                                  Disclosure of Names and Addresses of Holders.

Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders, regardless of the source from which such information was derived.

Section 6.2.                                  Reports by Trustee.

Within 60 days after December 1 of each year commencing with the first December 1 after the first issuance of Notes pursuant to this Indenture, the Trustee shall transmit to the Holders of Notes, in the manner and to the extent provided in the TIA, Section 313(c), a brief report dated as of such December 1 as if required by the TIA, Section 313(a).

Section 6.3.                                  Reports by Company.

If, at any time, the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company will file with the SEC and provide to the Trustee and make available to Holders (if the Company has not otherwise filed such reports with the SEC via the EDGAR filing system and such reports are not otherwise publicly available), such quarterly and annual reports and such information, documents and other reports specified in Sections 13(a) and 15(d) of the Exchange Act, such reports to be so filed and provided at the time specified in those sections and the rules and regulations of the SEC and containing, in all material respects, the information and audit reports required for such reports.

If, at any time, the Company is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act for any reason, the Company shall provide the Trustee and make available to Holders, prospective investors, market makers affiliated with any Initial Purchaser and securities analysts the reports specified in the preceding sentence by posting such reports to its website or on IntraLinks or any comparable password-protected online data system, in each case, within 15 days after the time the Company would be required to file such information with the SEC if it were a non-accelerated filer subject to Section 13 or 15(d) of the Exchange Act. Such reports (x) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K of the Securities Act, Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures therein) or Item 402 of Regulation S-K and (y) will not be required to include information of the type that would be required by Rule 3-10 or Rule 3-16 of Regulation S-X of the Securities Act.

Notwithstanding the foregoing, if any parent of the Company becomes a Guarantor (there being no obligation of such parent to do so), the reports, information and other documents required to be filed and provided as described above may, at the option of the Company, be filed by and be those of the parent, rather than those of the Company; provided that such reports include a reasonable explanation of the material differences between the assets, liabilities and results of operations of such parent and its consolidated Subsidiaries, on the one hand, and the Company and its Restricted Subsidiaries, on the other hand.

The Company will also, within a reasonably prompt period of time following the disclosure of the annual and quarterly information required above, conduct a conference call with respect to such information and results of operations for the relevant reporting period; provided that the foregoing obligation shall be satisfied to the extent such conference call, to which Holders have access, is conducted with the Company’s public stockholders. No fewer than three Business Days prior to the later of (i) the disclosure of the annual, quarterly and periodic information required above and (ii) the date of the conference call required to be held in accordance with the preceding sentence, the Company will issue a press release to the appropriate internationally recognized wire services announcing the date that such information will be available and the time and date of such conference call.

In addition, for so long as the Notes are not freely transferable under the Securities Act, the Company will furnish to the Holders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations under this Section 6.3 for purposes of clause (3) of Section 4.1 until 90 days after the date any report hereunder is due.

Prior to the Spin-Off Date, the Company will be deemed to be in compliance with the reporting obligations set forth in this Section 6.3 by virtue of filing the Form 10 with the SEC.

Delivery of such reports, information and documents to the Trustee pursuant to this Section 6.3 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to conclusively rely on Officer’s Certificates).

ARTICLE 7
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.1.                                  Merger, Consolidation and Sale of Assets.

The Company will not, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) in one or more related transactions or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)                                 either (A) the Company shall be the surviving or continuing Person or (B) the Person, if other than the Company, formed by such consolidation or into which the Company is merged, or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole (the “Surviving Entity”), (x) shall be a Person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed;

(2)                                 immediately after giving effect to such transaction, the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to Section 9.10 or the Consolidated Fixed Charge Coverage Ratio for the Company or the Surviving Entity, as the case may be, would be the same or greater than such ratio for the Company immediately prior to such transaction;

(3)                                 immediately before and immediately after giving effect to such transaction, including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction, no Default or Event of Default shall have occurred and be continuing; and

(4)                                 the Company or such Surviving Entity, as the case may be, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, shall comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the execution of such supplemental indenture have been satisfied.

Section 7.2.                                  Rights and Duties of Surviving Entity.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing Person, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such and the Company shall be relieved of all of its Indenture Obligations and duties under this Indenture and the Notes.

Section 7.3.                                  Spin-Off Transaction.

Notwithstanding the other provisions of this Indenture, the Spin-Off Transaction is permitted under this Indenture.

ARTICLE 8
SUPPLEMENTAL INDENTURES AND WAIVERS

Section 8.1.                                  Supplemental Indentures Without Consent of Holders.

The Company, the Trustee and any Guarantor, together, may amend or supplement this Indenture, the Notes, the Note Guarantees and the Escrow Agreement without notice to or consent of any Holder:

(1)                                 to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                 to comply with Article 7 and Section 9.14;

(4)                                 to provide for the assumption of the Company’s or any Guarantor’s Indenture Obligations;

(5)                                 to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(6)                                 to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

(7)                                 to evidence and provide for the acceptance and appointment under this Indenture of a successor trustee thereunder pursuant to the requirements thereof;

(8)                                 to add a Guarantor under this Indenture;

(9)                                 to conform the text of this Indenture or the Notes or the Escrow Agreement to any provision of the section entitled “Description of Notes” in the Offering Memorandum, as described in an Officer’s Certificate;

(10)                          to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; or

(11)                          to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders, as security for the payment and performance of all or any portion of the Notes, in any property or assets.

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate, each stating that such amendment or supplement complies with the provisions of this Section 8.1.

Section 8.2.                                  Supplemental Indentures and Waivers with Consent of Holders.

Subject to Section 4.8, the Company, any Guarantor and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount, unless a greater principal amount is specified herein, of Outstanding Notes, may amend or supplement this Indenture, the Notes, the Note Guarantees and the Escrow Agreement, without notice to any other Holders. Subject to Section 4.8, the Holder or Holders of a majority in aggregate principal amount, unless a greater principal amount is specified herein, of Outstanding Notes may waive compliance by the Company or any Guarantor with any provision of this Indenture, the Notes, the Note Guarantees and the Escrow Agreement without notice to any other Holders. Without the consent of each Holder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 4.13 and Section 9.6, may:

(1)                                 reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the rate of or extend the time for payment of interest, including defaulted interest, on any Notes;

(3)                                 reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date (but not the relevant notice period) on which any Notes may be subject to redemption, or reduce the redemption price therefor;

(4)                                 make any Notes payable in money other than that stated in the Notes;

(5)                                 at any time after a Change of Control has occurred or the requirement to make a Net Proceeds Offer has occurred, amend, change or modify the obligation of the

Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 9.7 or a Net Proceeds Offer if one is required pursuant to Section 9.14 as the case may be, including amending, changing or modifying any definition relating thereto;

(6)                                 make any change in provisions of this Indenture protecting the right of each Holder of a note to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Notes to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of or interest on the Notes);

(7)                                 adversely affect the classification of the Notes or the Note Guarantees as Senior Debt in this Indenture; or

(8)                                 release any Guarantor from any of its obligations under its Note Guarantee or this Indenture other than in accordance with the terms of this Indenture.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendments or waiver.

Section 8.3.                                  Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, in addition to the documents required by Section 1.3, and (subject to Section 5.2 hereof) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, protections, privileges, indemnities, benefits, liabilities or immunities under this Indenture or otherwise.

Section 8.4.                                  Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5.                                  Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, Additional Notes so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 8.6.                                  Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.2, the Company shall give notice thereof to the Holders of Notes affected, in the manner provided for in Section 1.7, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement, waiver or supplemental indenture.

ARTICLE 9
COVENANTS

Section 9.1.                                  Payment of Principal, Premium and Interest.

The Company covenants and agrees, as to the Notes, that it will duly and punctually pay the principal of (and premium, if any, on) and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

Section 9.2.                                  Maintenance of Office or Agency.

The Company will maintain, in the Place of Payment for the Notes, an office or agency where the Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands (other than service of legal process) may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for the Notes for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified pursuant to Section 3.1 with respect to the Notes, the Company hereby designates as Places of Payment for the Notes the office or agency of the Trustee at its Corporate Trust Office, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent to receive all such presentations, surrenders, notices and demands (other than service of legal process).

Section 9.3.                                  Money for Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any Notes, it shall, before each due date of the principal of (and premium, if any, on) and interest, if any, on the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum

(except as otherwise specified pursuant to the terms of the Notes) sufficient to pay the principal of (and premium, if any, on) and interest, if any, on the Notes so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to or on each due date of the principal of (and premium, if any, on) and interest, if any, on the Notes, deposit with the Paying Agent, a sum sufficient to pay the principal (and premium, if any, on) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) will promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent (other than the Trustee) for the Notes to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)                                 hold all sums held by it for the payment of the principal of (and premium, if any, on) and interest, if any, on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)                                 give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any, on) and interest, if any, on the Notes; and

(3)                                 at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Subject to applicable escheat laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) and interest, if any, on any Notes and remaining unclaimed for two years after such principal (and premium, if any, on) or interest has become due and payable, shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 9.4.                                  Statement by Officer as to Default.

(a)                                 The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, commencing with the first full fiscal year ended after the Issue Date, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of compliance by the Company with all conditions and covenants under this Indenture. For purposes of this Section 9.4(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)                                 The Company shall deliver to the Trustee, within 10 days after the Company becomes aware of such event, written notice in the form of an Officer’s Certificate of any event that with the giving of notice and/or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 9.5.                                  Corporate Existence.

Subject to Article 7, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, in accordance with its organizational documents (as the same may be amended from time to time) of the Company.

Section 9.6.                                  Waiver of Certain Covenants.

Subject to Section 8.2, The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 9.5, Section 9.7 and Section 9.8 through Section 9.15, inclusive, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of Outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 9.7.                                  Change of Control.

(a)                                 Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company repurchase all or a portion (in integral multiples of $1,000; provided that the Company will repurchase Notes of $2,000 or less in whole and not in part) of such Holder’s Notes, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

(b)                                 Within 30 days following the date upon which the Change of Control occurred, the Company will deliver a written notice to each Holder, with a copy to the Trustee, offering to purchase the Notes as described above (the “Change of Control Offer”). The notice to the Holders shall contain instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

(1)                                 that the Change of Control Offer is being made pursuant to this Section 9.7 and that all Notes tendered and not withdrawn will be accepted for payment;

(2)                                 the purchase price (including the amount of accrued interest) and the purchase date, which shall be no earlier than 30 days nor later than 70 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”);

(3)                                 that any Note not tendered will continue to accrue interest;

(4)                                 that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)                                 that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m, New York City time on the third Business Day prior to the Change of Control Payment Date;

(6)                                 that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m. New York City time on the second Business Day prior to the Change of Control Payment Date, a letter or facsimile transmission setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(7)                                 that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

(8)                                 the circumstances and relevant facts regarding the Change of Control Offer.

On or before the Change of Control Payment Date, the Company will (i) accept for purchase Notes or portions thereof tendered (in minimum denominations of $2,000 and integral multiples of $1,000; provided that the Company will repurchase Notes of $2,000 or less in whole and not in part) pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money in an amount sufficient to pay the purchase price plus accrued but unpaid interest to but excluding the Change of Control Payment Date, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officer’s Certificate stating the Notes or portions thereof being purchased by the Company. On the Change of Control Payment Date, the Paying Agent shall promptly deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, thereon to but excluding the Change of Control Payment Date and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. For purposes of this Section 9.7, the Trustee shall act as the Paying Agent.

Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer promptly shall be returned by the Trustee to the Company.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) notice of redemption has been given pursuant to this Indenture as described under Section 11.3, unless and until there is a default in the payment of the applicable Redemption Price.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 9.7, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 9.7 by virtue thereof.

Section 9.8.                                  Suspension of Certain Covenants When Notes Rated Investment Grade.

During any period of time that: (i) the Notes have an Investment Grade Rating from either Rating Agency and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and the Restricted Subsidiaries will not be subject to Section 9.9, Section 9.10, Section 9.11, Section 9.13, Section 9.14 and Clause (2) of Section 7.1 (collectively, the “Suspended Covenants”).

Upon the occurrence of a Covenant Suspension Event (the “Suspension Date”), the amount of Net Cash Proceeds that have not been invested or applied as provided under Section 9.14 shall be set at zero as of such date. In the event that, on any date subsequent to any Suspension Date (the “Reversion Date”), the Notes do not have an Investment Grade Rating from at least one Rating Agency, then the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding the reinstatement of the Suspended Covenants, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 9.9 will be made as though the covenant described under Section 9.9 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of Section 9.9. On the Reversion Date all Indebtedness incurred during the Suspension Period will be classified as having been incurred under clause (3) of the definition of Permitted Indebtedness. Any transaction with an Affiliate entered into after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to clause (3) of the second paragraph of Section 9.11. Any encumbrance or restriction on the ability of any Restricted Subsidiary to take any action described in clauses (a) through (c) of the first paragraph of Section 9.13 that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to clause (5) of the second paragraph of Section 9.13.

The Company shall promptly notify the Trustee in writing of any Suspension Date or Reversion Date. The Trustee shall have no obligation to (i) independently determine or verify if any Suspension Date or Reversion Date shall have occurred, (ii) make any determination regarding the impact of actions taken during any Suspension Period or the Company’s future compliance with any covenants or (iii) notify the holders of the commencement or termination of any Suspension Period.

Section 9.9.                                  Limitation on Restricted Payments.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(a)                                 declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or in warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock of the Company) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock (other than dividends or distributions to a Restricted Subsidiary that owns Capital Stock of the Company);

(b)                                 purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, other than (i) the exchange of Equity Interests to acquire Qualified Capital Stock or (ii) from a Restricted Subsidiary;

(c)                                  make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to a scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness (other than payments on or repurchases, redemptions, defeasances or other acquisitions or retirement of (i) any Subordinated Indebtedness purchased in anticipation of satisfying a scheduled principal payment, maturity, sinking fund or amortization or other installment obligation or mandatory redemption, in each case due within one year of the date of payment, repurchase, acquisition or retirement) or (ii) Subordinated Indebtedness permitted to be incurred under clause (6) of the definition of “Permitted Indebtedness”);

(d)                                 make any Restricted Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment, or immediately after giving effect thereto,

(1)                                 a Default or an Event of Default shall have occurred and be continuing;

(2)                                 the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 9.10; or

(3)                                 the aggregate amount of Restricted Payments made subsequent to the Issue Date (without duplication and excluding Restricted Payments permitted by the following paragraph, other than clauses (1), 2(b), (7) and (12) thereof) shall exceed the sum of:

(a)                                 50% of the cumulative Consolidated Net Income, or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss, of the Company earned during the period from the beginning of the fiscal quarter during which the Issue Date occurs and ending on the last day of the most recent fiscal quarter for which internal financial statements are available as of the date the Restricted Payment occurs, treating such period as a single accounting period; plus

(b)                                 the aggregate net cash proceeds and the Fair Market Value of property or assets received (i) by the Company or any of its Restricted Subsidiaries from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs of Qualified Capital Stock, or in respect of warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, including Qualified Capital Stock issued upon the conversion or exchange of Indebtedness and (ii) by the Company as capital contributions to the Company from its shareholders subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs; provided that this clause (b) shall not include any net cash proceeds from the issuance and sale of Capital Stock or the Fair Market Value of property or assets received by the Company and its Restricted Subsidiaries, in each case, in connection with the Transactions; plus

(c)                                  the amount by which Indebtedness of the Company or a Restricted Subsidiary is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the

Company or a Restricted Subsidiary for Qualified Capital Stock of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange); plus

(d)                                 (i) an amount equal to the net cash proceeds and Fair Market Value of property or assets received by the Company or any of its Restricted Subsidiaries after the Issue Date from repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary, or from the net cash proceeds from the sale of any such Restricted Investment, or from the release of any guarantee (except to the extent any amounts are paid under such guarantee) or, (ii) in the case of a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of such redesignation; provided that this clause (d) shall not include the Fair Market Value (1) of any assets received by the Company or any of its Restricted Subsidiaries in connection with the Transactions or (2) returned from Restricted Payments that constituted Restricted Investments to the extent such amounts are used to increase the amount available under clause (7) of the immediately succeeding paragraph.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

(1)                                 (x) the payment of any dividend or distribution within 60 days after the date of declaration of such dividend or distribution, if the dividend or distribution would have complied with the provisions of this Indenture on the date of declaration and (y) the redemption of Subordinated Indebtedness within 60 days after the date on which notice of redemption was given, if at the date of the giving of such notice of redemption, such redemption would have complied with the provisions of this Indenture;

(2)                                 the making of any Restricted Payment, either:

(a)                                 in exchange for shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock; or

(b)                                 through the application of the net proceeds of a sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, so long as such net proceeds are applied pursuant to this clause (b) within 180 days of such sale;

(3)                                 the repurchase by the Company of its Capital Stock if after giving effect thereto the aggregate consideration paid or payable for all such purchases does not exceed $250.0 million;

(4)                                 so long as no Default or Event of Default shall have occurred and be continuing, the repurchase of any Subordinated Indebtedness of the Company at a purchase price not greater than 100% of the principal amount of such Subordinated Indebtedness in the event of an Asset Sale pursuant to a provision similar to Section 9.14; provided that prior to or concurrently with such repurchase the Company has made the Net Proceeds Offer as provided in such covenant with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Net Proceeds Offer;

(5)                                 so long as no Default or Event of Default shall have occurred and be continuing, the repurchase of any Subordinated Indebtedness of the Company at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control pursuant to a provision similar to Section 9.7; provided that prior to or concurrently with such repurchase the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer;

(6)                                 the purchase, redemption or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Restricted Subsidiary) of, Indebtedness of the Company or any Guarantor so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Indebtedness being so purchased, redeemed, acquired or retired, plus any accrued and unpaid interest thereon, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of any fees, expenses or defeasance costs incurred in connection with such refinancing, (B) such new Indebtedness is subordinated to the Notes or the applicable Note Guarantee at least to the same extent as the Subordinated Indebtedness so purchased, redeemed, acquired or retired and (C) such new Indebtedness has an Average Life longer than the Average Life of the Subordinated Indebtedness and a Stated Maturity later than the Stated Maturity of the Subordinated Indebtedness;

(7)                                 so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments by the Company in an aggregate amount expended pursuant to this clause (7) (as reduced by the Fair Market Value returned from any such Restricted Payments that constituted Restricted Investments; provided that amounts so returned reducing the aggregate amount deemed expended pursuant to this clause (7) pursuant to this parenthetical shall not increase the amount available for Restricted Payments pursuant to clause (d) of the second paragraph of this Section 9.9) not to exceed $200.0 million;

(8)                                 the repurchase of any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any such Capital Stock deemed to occur upon the exercise of stock options or warrants to acquire Qualified Capital Stock or other similar arrangements to acquire Qualified Capital Stock (including any fractional interests resulting therefrom), if such repurchased Capital Stock or warrants, rights or options to acquire shares of any such Capital Stock represent a portion of the exercise price thereof and applicable withholding taxes, if any;

(9)                                 so long as no Default or Event of Default shall have occurred and be continuing, the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company held by any future, present or former officers, directors, employees, members of management or consultants (or their heirs, family members, spouses, former spouses or their estates or other beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any plan or agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any calendar year after the Issue Date does not exceed an aggregate amount of $10.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $20.0 million in any calendar year); provided, further, that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from members of management of the Company or any of the Company’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this Section 9.9 or any other provision of this Indenture;

(10)                          the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under Section 9.10.

(11)                          the distribution, by dividend or otherwise, of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash or Cash Equivalents);

(12)                          so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments if after giving pro forma effect to such Restricted Payment, the Consolidated Leverage Ratio of the Company and its Restricted Subsidiaries would be no greater than 2.50:1.00; and

(13)                          Restricted Payments that are made in connection with or related to the Spin-Off Transaction.

For the purposes of determining compliance with the provisions set forth above, in the event that a Restricted Payment or a Permitted Investment meets the criteria of more than one of the types of Restricted Payments or Permitted Investments described in the above clauses or the definitions thereof, or is permitted to be incurred under the first paragraph of this covenant, the Company, in its sole discretion, may order and classify, and thereafter reclassify, all or any portion of such Restricted Payment or Permitted Investment if it would have been permitted at the time such Restricted Payment or Permitted Investment was made and at the time of such reclassification, except that the Company may not reclassify any Restricted Payments or Permitted Investment as having been made under clause (12) above if originally made under another clause of the immediately preceding paragraph or under the first paragraph of this covenant.

Section 9.10.                           Limitation on Incurrence of Additional Indebtedness.

The Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness, other than Permitted Indebtedness; provided, however, that the Company, any Guarantor (or a Restricted Subsidiary which guarantees the Notes at the time of such incurrence) may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and application of proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company would be equal to or greater than 2.0 to 1.0.

Section 9.11.                           Limitations on Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company in any transaction or series of related transactions (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million unless:

(1)                                 such Affiliate Transaction, as determined by the Company in good faith, is on terms that are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(2)                                 the Company delivers to the Trustee an Officer’s Certificate with respect to such Affiliate Transaction stating that the Company has approved such Affiliate Transaction and stating that such Affiliate Transaction complies with clause (1) above; and

(3)                                 for any transaction or series of related transactions with an aggregate value of $50.0 million or more, such Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors of the Company, if any.

The foregoing restrictions will not apply to:

(1)                                 payment of reasonable fees and compensation paid to, or loans made to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary (including any employment agreements, employee benefit plans or indemnification agreements entered into with such persons) as determined, in good faith, by the Company;

(2)                                 any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;

(3)                                 any agreement as in effect as of the Spin-Off Date (including the Separation and Distribution Documents) or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is, as determined by the Company, not more materially disadvantageous to the Company or such Restricted Subsidiary when taken as a whole than the original agreement as in effect on the Spin-Off Date or as described in the Offering Memorandum;

(4)                                 Permitted Investments and Restricted Payments permitted by this Indenture;

(5)                                 transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are, in the determination of the Company, fair to the Company and its Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(6)                                 commercially reasonable transactions between the Company or a Restricted Subsidiary and any joint venture or any Unrestricted Subsidiary and otherwise in compliance with the terms of this Indenture which are, in the determination of the Company at the time of entry into such transactions, fair to the Company and its Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(7)                                 the issuance or sale of any Equity Interests of the Company;

(8)                                 transactions with respect to which the Company or any Restricted Subsidiary delivers to the Trustee a letter from an independent investment banking or accounting firm or any third party appraiser of national or international standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

(9)                                 transactions with Persons that are Affiliates of the Company solely because the Company or any of its Restricted Subsidiaries owns an Equity Interest in or otherwise controls such Person; and

(10)                          any transaction related to or in connection with the Transactions.

Section 9.12.                           Limitation on Liens.

The Company will not, directly or indirectly create, incur or assume any Liens securing Indebtedness, and will not permit:

(x)                                 any of the Guarantors, directly or indirectly, to create, incur or assume any Lien securing Indebtedness; or

(y)                                 any of its non-Guarantor Restricted Subsidiaries, directly or indirectly, to create, incur or assume any Debt Securities Lien;

in each case (other than Permitted Liens) upon any property or asset now owned or hereafter acquired by them, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

(b)                                 Notwithstanding the foregoing, in addition to creating Permitted Liens on their properties or assets:

(x)                                 the Company and any of the Guarantors may create any Lien securing Indebtedness upon any of their properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries); or

(y)                                 any of the Company’s non-Guarantor Restricted Subsidiaries may create Debt Securities Liens upon any of its properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries);

in each case, if the Notes are secured equally and ratably with (or, if the Indebtedness to be secured by the Lien is subordinated in right of payment to the Notes, prior to) the Indebtedness so secured, as the case may be, for so long as such obligations are so secured.

(c)                                  Any such Lien shall be automatically and unconditionally released and discharged in all respects upon (i) the release and discharge of the other Lien to which it relates (except a release and discharge upon payment of the obligation secured by such Lien during the pendency of any Default or Event of Default under this Indenture, in which case such Liens shall only be discharged and released upon payment of the Notes or cessation of such Default or Event of Default), (ii) in the case of any such Lien in favor of any guarantee, upon the termination and discharge of such guarantee in accordance with the terms of this Indenture or (iii) any sale, exchange or transfer (other than a transfer constituting a transfer of all or substantially all of the assets of the Company that is governed by Section 7.1) in compliance with this Indenture to any Person (not an Affiliate of the Company) of the property or assets secured by such initial Lien, or of all of the Capital Stock held by the Company, any Guarantor or any non-Guarantor Restricted Subsidiary, as the case may be, in, or all or substantially all the assets of, any Guarantor or any non-Guarantor Restricted Subsidiary, as the case may be, creating such initial Lien.

Section 9.13.                           Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)                                 pay dividends or make any other distributions on or in respect of its Capital Stock;

(b)                                 make loans or advances to or pay any Indebtedness owed to the Company or any other Restricted Subsidiary of the Company; or

(c)                                  transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company;

except for such encumbrances or restrictions existing under or by reason of:

(1)                                 applicable law, rule, regulation or order of, or agreements with, governmental authorities with respect to assets located in their jurisdiction;

(2)                                 the Notes, this Indenture or the Note Guarantees and the Escrow Agreement;

(3)                                 (A) customary provisions (i) restricting the subletting or assignment of any property or asset that is a lease, license, conveyance or contract or similar property or asset or (ii) contained in agreements related to the license of copyrighted or patented materials or other intellectual property, (B) provisions in agreements that restrict the assignment of such agreements or rights thereunder, (C) contained in the terms of Capital Stock restricting the payment of dividends and the making of distributions on Capital Stock or (D) in contracts with customers entered into the ordinary course of business that impose restriction on cash or other deposits or net worth;

(4)                                 any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary or merged with or into the Company or any Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than (a) the Person or the properties or assets of the Person so acquired (including the Capital Stock of such Person), or (b) any Restricted Subsidiary having no assets other than (i) the Person or the properties or assets of the Person so acquired (including the Capital Stock of such Person) and (ii) other assets having a fair market value not in excess of $5.0 million, and, in each case, the monetary proceeds thereof;

(5)                                 the Credit Agreement or any agreement or instrument (A) (x) in effect at or entered into on the Issue Date or (y) created, incurred, assumed or suffered to exist on the Spin-Off Date in connection with the Transactions or (B) governing Indebtedness, provided that in the case of clause (B) (x) such Indebtedness is permitted under this Indenture and (y) the Company has determined in good faith at the time of incurrence that such encumbrance or restriction will not adversely affect in any material respect the Company’s ability to make principal or interest payments on the Notes as and when due;

(6)                                 purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(7)                                 restrictions on the transfer of assets subject to any Lien permitted under this Indenture;

(8)                                 restrictions imposed by any agreement to sell assets not in violation of this Indenture to any Person pending the closing of such sale;

(9)                                 customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

(10)                          the subordination of any Indebtedness owed by the Company or any of its Restricted Subsidiaries to the Company or any other Restricted Subsidiary to any other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that such other Indebtedness is permitted under this Indenture; or

(11)                          any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing of the contracts, instruments or obligations referred to in subclauses (1) through (10) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 9.14.                           Limitation on Asset Sales.

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                 the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

(2)                                 at least 75% of the consideration received by the Company or such Restricted Subsidiary from such Asset Sale is cash or Cash Equivalents, Replacement Assets or a combination thereof; provided that the amount of (a) any liabilities (other than Subordinated Indebtedness) of the Company or any such Restricted Subsidiary, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, that are assumed by the transferee of any such assets, (b) any securities, Notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of the time of such disposition, to the extent of the cash or Cash Equivalents received and (c) any Designated Non-Cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (1) $100.0 million and (2) 2.25% of Total Assets, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, will each be deemed to be cash for the purposes of this clause (2); provided that the 75% limitation referred to above will not apply to any sale, transfer or other disposition of assets in which the cash portion of the consideration received therefor is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation.

Within 365 days of the receipt of Net Cash Proceeds of any Asset Sale, the Company may apply directly or through a Restricted Subsidiary, or cause such Restricted Subsidiary to apply, an amount equal to the Net Cash Proceeds relating to such Asset Sale thereof either (A) to repay Indebtedness under the Credit Agreement or any other Credit Facility (and in the case of any Indebtedness outstanding under a revolving credit facility and repaid in satisfaction of this covenant, to permanently reduce the amounts that may be reborrowed thereunder by an equivalent amount) or Indebtedness of a Restricted Subsidiary, (B) to reinvest in Replacement Assets, (C) to repay, redeem, purchase or otherwise permanently reduce obligations under the Notes or any Pari Passu Indebtedness; provided, that the Company shall equally and ratably reduce (or offer to reduce) obligations under the Notes pursuant to exemptions under Paragraphs 6, 7 or 8 of the Notes by making a Net Proceeds Offer, or through open market repurchases at a price equal to at least 100% of the principal amount of the Notes being repurchased plus accrued and unpaid interest to, but not including, the date of purchase or (D) a combination of prepayment, reduction and investment permitted by the foregoing clauses (A) through (C); provided that, if during such 365-day period the Company or Restricted Subsidiary enters into a definitive written agreement committing it to apply such Net Cash Proceeds in accordance with the requirements of clause (B) above, such 365-day period shall be extended with respect to the amount of Net Cash Proceeds so committed until the earlier of the date required to be paid in accordance with such agreement and 180 days after the end of the initial 365-day period. Pending the final application of any Net Cash Proceeds pursuant to clauses (A) through (D) above, the Company may temporarily reduce revolving credit borrowings (under the Credit Agreement or otherwise) or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

On the later of the 366th day after an Asset Sale and the date the Company or such Restricted Subsidiary agreed to apply such Net Cash Proceeds in accordance with it previously entered into definitive agreement; provided that such date may be earlier, as the Company or such Restricted Subsidiary may determine (the “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds that have not been so applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (A) through (D) of the preceding sentence (each, a “Net Proceeds Offer Amount”) will be applied by the Company to make an offer to repurchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, to all Holders on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in minimum denominations remain after such repurchase) in respect to an amount of Notes equal to the Net Proceeds Offer Amount multiplied by a fraction, the numerator of which is the aggregate principal amount of Outstanding Notes and the denominator of which is the sum of the aggregate principal amount of Notes and Pari Passu Indebtedness then outstanding (the “Pro Rata Share”), at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but not including, the date of repurchase.

Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $50.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $50.0 million, at which time the Company will apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer, the first date the aggregate of all such deferred Net Proceeds Offer Amounts is at least $50.0 million being deemed to be a Net Proceeds Offer Trigger Date. To the extent that the aggregate purchase price of Notes tendered pursuant to any Net Proceeds Offer is less than the Pro Rata Share, the Company or any Restricted Subsidiary may use such amount for any purpose not prohibited by this Indenture. Upon completion of any Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset to zero.

Notice of a Net Proceeds Offer will be delivered by the Company to Holders as shown on the Notes Register (or otherwise given in accordance with applicable procedures of the Depositary), not less than 30 days nor more than 60 days before the Net Proceeds Offer Payment Date, with a copy to the Trustee. The notice shall contain instructions and materials necessary to enable such Holders to tender their Notes pursuant to the Net Proceeds Offer and shall state the following terms:

(1)                                 that the Net Proceeds Offer is being made pursuant to this Section 9.14, that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000 or multiples thereof shall be purchased) and that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

(2)                                 the Net Proceeds Offer Amount (including the amount of accrued interest) and the Net Proceeds Offer Payment Date (which shall be not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date and which shall be at least five Business Days after the Trustee receives notice thereof from the Company);

(3)                                 that any Note not tendered will continue to accrue interest;

(4)                                 that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

(5)                                 that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Net Proceeds Offer Payment Date;

(6)                                 that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes such Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(7)                                 that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $2,000 or any greater integral multiple of $1,000 thereof.

On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (1) above, (ii) deposit with the Paying Agent money in an amount sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officer’s Certificate stating the Notes or portions thereof being purchased by the Company. On the Net Proceeds Offer Payment Date, the Paying Agent shall promptly deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 9.14, the Trustee shall act as the Paying Agent.

Any amounts remaining after the purchase of Notes pursuant to a Net Proceeds Offer promptly shall be returned by the Trustee to the Company.

If an offer is made to repurchase the Notes pursuant to a Net Proceeds Offer, the Company will and will cause its Restricted Subsidiaries to comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 9.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 9.14 by virtue thereof.

Section 9.15.                           Limitation of Guarantees by Restricted Subsidiaries.

(a)                                 The Company will not permit any Wholly-Owned Domestic Subsidiary (and non-Wholly-Owned Domestic Subsidiary that guarantees any other capital markets debt securities of the Company or any Guarantor), other than a Guarantor, to guarantee any Indebtedness of the Company or any Guarantor, unless, in any such case

(1)                                 such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture, providing a guarantee of payment of the Notes by such Restricted Subsidiary in the form required by this Indenture; and

(2)                                 if such guarantee is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness is similarly subordinated to the Note Guarantee;

provided that this paragraph shall not be applicable to any guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a Restricted Subsidiary of the Company and (y) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company.

(b)                                 Any Note Guarantee by a Restricted Subsidiary will provide by its terms that it will be automatically and unconditionally released and discharged, without any further action required on the part of the Company, the Trustee or any Holder, upon:

(1)                                 the release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Note Guarantee was executed and delivered pursuant to paragraph (a) above (except a release by or as a result of payment under such guarantee);

(2)                                 any sale or other disposition (by merger or otherwise) to any Person that is not an Affiliate of the Company, of the Company’s Capital Stock in such Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary; provided, however, that:

(x)                                 such sale or disposition of such Capital Stock is otherwise in compliance with the terms of this Indenture; and

(y)                                 the Company is deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such entity not sold or disposed plus the Fair Market Value of any guarantee by the Company or any Restricted Subsidiary of Indebtedness of such entity;

(3)                                 any sale or other disposition (by merger or otherwise) to any Person that is not an Affiliate of the Company, of all of the Company’s Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary;

provided, however, that such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture;

(4)                                 the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the terms of this Indenture; or

(5)                                 the exercise by the Company of its legal or covenant defeasance option under Article 13 or the discharge of the Company’s obligations under this Indenture pursuant to Article 3.

Section 9.16.                           Payment of Taxes and Other Claims.

The Company shall pay prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

ARTICLE 10
SPECIAL MANDATORY REDEMPTION AND ESCROW OF PROCEEDS

Section 10.1.                         Special Mandatory Redemption.

In the event that (a) the Spin-Off Transaction is not consummated on or prior to January 31, 2015 (the “Outside Date”) or (b) the Company determines, in its sole discretion, that the Escrow Conditions (as defined below) cannot be satisfied by the Outside Date (any such event in clause (a) or (b) being a “Mandatory Redemption Event”), the Company is required to redeem the Notes (the “Special Mandatory Redemption”) at a redemption price equal to 100% of the aggregate initial offering price of the Notes, plus accrued and unpaid interest on the Notes to, but excluding, the date of redemption (the “Special Mandatory Redemption Price”). Written notice of the occurrence of a Mandatory Redemption Event will be delivered by the Company (a “Special Mandatory Redemption Notice”) within five Business Days following the occurrence of a Mandatory Redemption Event, to the Holders, the Trustee and the Escrow Agent. At the Company’s written request, the Trustee shall give the notice of redemption to the Holders in the Company’s name and at its expense; provided that the Company shall have delivered to the Trustee, at least three Business Days prior to the date of the Special Mandatory Redemption (unless such shorter time shall be agreed by the Trustee) an Officer’s Certificate requesting the Trustee deliver (in accordance with the procedures of the Depositary) a Special Mandatory Redemption Notice. If such Officer’s Certificate is not delivered to the Trustee by the time specified in the previous sentence, the Trustee shall have no duty to deliver such Special Mandatory Redemption Notice to the Holders and the Company shall, at its own expense, be responsible for delivering such Special Mandatory Redemption Notice to the Holders. The Special Mandatory Redemption shall occur (the date of such redemption, the “Special Mandatory Redemption Date”) on the date set forth in the Special Mandatory Redemption Notice (which shall be no later than three Business Days from the date such notice is delivered).

Section 10.2.                         Escrow of Proceeds

In the event that the Escrow Conditions are satisfied on or before the Outside Date, the Company will be entitled to direct the Escrow Agent to release the escrowed funds from the Escrow Account in accordance with the terms of the Escrow Agreement. Pursuant to the Escrow Agreement, the Company will only be permitted to obtain release of the escrow funds concurrently with, and conditional upon, satisfaction of the following conditions (the “Escrow Conditions”):

(a)                                 substantially concurrently with the release of the escrow funds from the Escrow Account, the Spin-Off Transaction shall be consummated; and

(b)                                 no Default or Event of Default under this Indenture shall have occurred and be continuing (or result therefrom).

ARTICLE 11
REDEMPTION

Section 11.1.                         Election to Redeem; Notice to Trustee.

If the Company elects to redeem Notes pursuant to the redemption provisions of Paragraphs 6 through 8 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Company shall give notice of redemption, which notice shall include all information referenced in Section 11.3(1) through (8), to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), together with an Officer’s Certificate stating that such redemption will comply with the conditions contained herein. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 11.2.                          Selection by Trustee of Notes to be Redeemed.

In the event that less than all of the Notes are to be redeemed at any time pursuant to the redemption provisions of Paragraphs 6 through 8 of the Notes, the Trustee will select the Notes or portions thereof to be redeemed among the Holders on a pro rata basis, by lot or, in the case of Global Notes, in accordance with the applicable procedures of DTC, unless otherwise required by law or applicable stock exchange or depositary requirements.

The Trustee shall make the selection from Outstanding Notes and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $2,000 or less may be redeemed only in whole. The Trustee may select for redemption portions (equal to $2,000 or any greater integral multiple of $1,000 thereof) of the principal amount of Notes that have denominations larger than $2,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 11.3.                          Notice of Redemption to Holders.

(a)                                 In the case of an optional redemption pursuant to the provisions of Paragraphs 6, 7 and 8 of the Notes, at least 30 days but not more than 60 days before a Redemption Date, the Company shall deliver a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address or otherwise in accordance with the procedures of DTC. At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided, however, the Trustee shall not be required to give such notice if it has not received notice from the Company in accordance with Section 11.1 at least five Business Days prior to the date on which the Company is required to give such notice. Each notice for redemption shall identify the Notes to be redeemed (including the CUSIP or ISIN number(s), if any) and shall state:

(1)                                 the Redemption Date;

(2)                                 the Redemption Price and the amount of accrued interest, if any, to be paid;

(3)                                 the name and address of the Paying Agent;

(4)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(5)                                 that, unless the Company defaults in making the redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(6)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will he issued upon surrender of the original Note;

(7)                                 if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

(8)                                 the paragraph of the Notes pursuant to which the Notes are to be redeemed.

(b)                                  Notice of any redemption may be given prior to the completion thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other transaction. If a redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, without the requirement of an additional notice period to the Holders or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

(c)                                   The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Section 11.4.                          Deposit of Redemption Price.

On or before 11:00 a.m. New York time on the Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes to be redeemed on that date (other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation). The Paying Agent or Trustee shall promptly return to the Company any money so deposited which is not required for that purpose.

If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment when due of such Redemption Price plus accrued and unpaid interest, if any, or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

Section 11.5.                          Notes Payable on Redemption Date.

Subject to Section 11.3(b), once notice of redemption is delivered in accordance with Section 11.3, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (plus accrued interest thereon to but not including the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

Section 11.6.                          Notes Redeemed in Part.

(a)                                 Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on the Notes Register to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(b)                                 Upon surrender and cancellation of a certificated Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided, however, that each such certificated Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

ARTICLE 12
NOTE GUARANTEE

Section 12.1.                          Guarantor’s Note Guarantee.

For value received, any Guarantors, in accordance with this Article, hereby absolutely, fully, unconditionally and irrevocably guarantee, jointly and severally with each other and with each other Person which may become a Guarantor hereunder, to the Trustee and the Holders, as if the Guarantors were the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which, for the avoidance of doubt, includes all fees, expenses and indemnities owed to the Trustee under Section 5.6).

Section 12.2.                          Continuing Note Guarantee; No Right of Set-Off; Independent Obligation.

(a)                                 This Note Guarantee shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to any ultimate balance due or remaining unpaid to the Trustee or the Holders in respect of the Indenture Obligations; and this Note Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by the Company under this Indenture and the Notes but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(i)                                     Each Guarantor, jointly and severally, hereby guarantees that the Indenture Obligations shall be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

(ii)                                  Each Guarantor, jointly and severally, guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the holders of the Notes.

(iii)                               Each Guarantor’s liability to pay or perform or cause the performance of the Indenture Obligations under this Note Guarantee shall arise forthwith after notice for payment or performance by the Trustee has been given to the Guarantors in the manner prescribed in the relevant supplemental indenture.

(b)                                 Except as provided herein, the provisions of this Article cover all agreements between the parties hereto relative to this Note Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Note Guarantee has been delivered by each Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to any Guarantor affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Company to any Guarantor.

(c)                                  This Note Guarantee is a guarantee of payment, performance and compliance and not of collectability and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by the Company or upon any event or condition whatsoever.

(d)                                 The obligations of the Guarantors set forth herein constitute the full recourse obligations of the Guarantors enforceable against them to the full extent of all their assets and properties.

Section 12.3.                          Note Guarantee Absolute.

The obligations of the Guarantors hereunder are independent of the obligations of the Company under the Notes and this Indenture and a separate action or actions may be brought and prosecuted against any Guarantor whether or not an action or proceeding is brought against the Company and whether or not the Company is joined in any such action or proceeding. The liability of the Guarantors hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantors hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

(a)                                  any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Company or any other Person under this Indenture or the Notes, or any agreement or instrument relating to any of the foregoing;

(b)                                 any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Company, any Guarantor or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Notes, including any increase or decrease in the Indenture Obligations;

(c)                                  the taking of security from the Company, any Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

(d)                                 the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of any Guarantor hereunder;

(e)                                  the abstention from taking security from the Company, any Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

(f)                                   any loss, diminution of value or lack of enforceability of any security received from the Company, any Guarantor or any other Person, and including any other guarantees received by the Trustee;

(g)                                  any other dealings with the Company, any Guarantor or any other Person, or with any security;

(h)                                 the Trustee’s or the Holders’ acceptance of compositions from the Company or any Guarantor;

(i)                                     the application by the Holders or the Trustee of all monies at any time and from time to time received from the Company, any Guarantor or any other Person on account of any indebtedness and liabilities owing by the Company or any Guarantor to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any collateral;

(j)                                    the release or discharge of the Company or any Guarantor of the Notes or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Notes, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of any Guarantor hereunder;

(k)                                 any change in the name, business, capital structure or governing instrument of the Company or any Guarantor or any refinancing or restructuring of any of the Indenture Obligations;

(l)                                     subject to Section 9.15(b), the sale of the Company’s or any Guarantor’s business or any part thereof;

(m)                             subject to Section 12.13, any merger or consolidation, arrangement or reorganization of the Company, any Guarantor, any Person resulting from the merger or consolidation of the Company or any Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Company or any Guarantor or any change in the corporate relationship between the Company and any Guarantor, or any termination of such relationship;

(n)                                 the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership, arrangement, readjustment, assignment for the benefit of creditors or distribution of the assets of the Company or its assets or any resulting discharge of any obligations of the Company (whether voluntary or involuntary) or of any Guarantor (whether voluntary or involuntary) or the loss of corporate existence;

(o)                                 subject to Section 12.13, any arrangement or plan of reorganization affecting the Company or any Guarantor;

(p)                                 any failure, omission or delay on the part of the Company to conform or comply with any term of this Indenture;

(q)                                 any limitation on the liability or obligations of the Company or any other Person under this Indenture, or any discharge, termination, cancellation, distribution, irregularity, invalidity or unenforceability in whole or in part of this Indenture;

(r)                                    any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Company or any Guarantor; or

(s)                                   any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of the Company or any other obligor under the Notes, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, each of the Guarantors.

Section 12.4.                          Right to Demand Full Performance.

In the event of any demand for payment or performance by the Trustee from any Guarantor hereunder, the Trustee or the Holders shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations have been paid in full, and the Guarantors shall continue to be jointly and severally liable hereunder for any balance which may be owing to the Trustee or the Holders by the Company under this Indenture and the Notes. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and any Guarantor, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Company or any part thereof. Each Guarantor, promptly after demand shall reimburse the Trustee and the Holders for all costs and expenses of collecting such amount under, or enforcing this Note Guarantee, including, without limitation, the reasonable fees and expenses of counsel.

Section 12.5.                          Waivers.

(a)                                 Each Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Note Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of this Indenture or the Notes or any other notice whatsoever to or upon the Company or such Guarantor with respect to the Indenture Obligations, whether by statute, rule of law or otherwise. Each Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Notes and all of the provisions therein contained and consents to and approves the same. Each Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment with respect to (i) any notice of sale, transfer or other disposition of any right, title to or interest in the Notes by the Holders or in this Indenture, (ii) any release of any Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder and (iii) any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or that might otherwise limit recourse against such Guarantor.

(b)                                 Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against the Company, each Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

(i)                                     enforce, assert, exercise, initiate or exhaust any rights, remedies or recourse against the Company, any Guarantor or any other Person under this Indenture or otherwise;

(ii)                                  value, realize upon, or dispose of any security of the Company or any other Person held by the Trustee or the Holders;

(iii)                               initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity; or

(iv)                              mitigate the damages resulting from any default under this Indenture;

before requiring or becoming entitled to demand payment from such Guarantor under this Note Guarantee.

Section 12.6.                          The Guarantors Remain Obligated in Event the Company Is No Longer Obligated to Discharge Indenture Obligations.

It is the express intention of the Trustee and the Guarantors that if for any reason the Company has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by the Company or if any of the Indenture Obligations owing by the Company to the Trustee or the Holders becomes irrecoverable from the Company by operation of law or for any reason whatsoever, this Note Guarantee and the covenants, agreements and obligations of the Guarantors contained in this Article shall nevertheless be binding upon the Guarantors, as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Company have been discharged, or such earlier time as shall apply to the Notes and the Guarantors shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

Section 12.7.                          Fraudulent Conveyance; Contribution; Subrogation.

(a)                                 Each Guarantor that is a Subsidiary of the Company, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee by such Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its Indenture Obligations, will result in the obligations of such Guarantor under its Note Guarantee not constituting such fraudulent transfer or conveyance.

(b)                                 Each Guarantor that makes a payment or distribution under its Note Guarantee shall be entitled to a contribution from each other Guarantor, if any, in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

(c)                                  Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under federal bankruptcy law) or otherwise by reason of any payment by it pursuant to the provisions of this Article until payment in full of all Indenture Obligations.

Section 12.8.                          Note Guarantee Is in Addition to Other Security.

This Note Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the Company and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of each of the Guarantors any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

Section 12.9.                          Release of Security Interests.

Without limiting the generality of the foregoing and except as otherwise provided in this Indenture, each Guarantor hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of the Guarantors hereunder, shall not be affected by any and all releases for any purpose of any collateral, if any, from the Liens and security interests created by any collateral document and that this Note Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

Section 12.10.                   No Bar to Further Actions.

Except as provided by law, no action or proceeding brought or instituted under this Article and this Note Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under this Article and this Note Guarantee by reason of any further default or defaults under this Article and this Note Guarantee or in the payment of any of the Indenture Obligations owing by the Company.

Section 12.11.                   Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.

(a)                                No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article and this Note Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

(b)                                 Nothing contained in this Article shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Section 4.2 or to pursue any rights or remedies hereunder or under applicable law.

Section 12.12.                   Release of Note Guarantee.

(a)                                 Concurrently with the payment in full of all of the Indenture Obligations, the Guarantors shall be released from and relieved of their obligations under this Article.

(b)                                 The Note Guarantee of a Guarantor shall also be released pursuant to Section 9.15(b).

(c)                                  Upon the delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of this Note Guarantee was made by the Company in accordance with the provisions of this Indenture and the Notes, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations under this Note Guarantee.

Section 12.13.                   Execution of Guarantee.

(a)                                 Each Guarantor hereby agrees that its Note Guarantee set forth this Article 12 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes. The delivery of any Note by the Trustee, after authentication thereof under this Indenture, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(b)                                 A Note Guarantee shall be valid notwithstanding the fact that an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note.

Section 12.14.                   Payment Over of Proceeds Upon Dissolution of the Guarantor, etc.

In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or its assets, or (b) any liquidation, dissolution or other winding up of any Guarantor, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Guarantor, then and in any such event any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, set-off or otherwise, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Trustee for application in accordance with this Indenture.

Section 12.15.                   Reliance on Judicial Orders or Certificates .

Upon any payment or distribution of assets of any Guarantor referred to in this Article, the Trustee and the Holders shall be entitled to rely conclusively upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

ARTICLE 13
DEFEASANCE AND COVENANT DEFEASANCE

Section 13.1.                           Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either Section 13.2 or Section 13.3 be applied to all Outstanding Notes upon compliance with the conditions set forth in Section 13.4.

Section 13.2.                           Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 13.1 hereof of the option applicable to this Section 13.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 13.4, be deemed to have been discharged from its obligations with respect to all Outstanding Notes, and each Guarantor shall be deemed to have disclosed its obligations with respect to the Note Guarantee, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by Outstanding Notes, and each Guarantor shall be deemed to have paid and discharged its Note Guarantee, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 13.5 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute such instruments as may be reasonably requested by the Company acknowledging the same), and Holders and any amounts deposited under Section 13.4 shall cease to be subject to any other obligations, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of, or interest or premium and liquidated damages, if any, on such Notes when such payments are due from the trust fund described in Section 13.4; (B) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (C) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and (D) this Section 13.2. Subject to compliance with this Section 13.2, the Company may exercise its option under this Section 13.2, notwithstanding the prior exercise of its option under Section 13.3 with respect to the Notes.

If the Company exercises its Legal Defeasance option, each Guarantor will be released and relieved of its obligations under its Note Guarantee.

Section 13.3.                           Covenant Defeasance.

Upon the Company’s exercise under Section 13.1 of the option applicable to this Section 13.3, the Company shall be released from its obligations under Section 6.3, Section 9.4(b), Section 9.7 through Section 9.16 and Article 7 with respect to such Outstanding Notes on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter, “Covenant Defeasance”), and such Notes shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for financial accounting purposes) and Holders and any amounts deposited under Section 13.4 shall cease to be subject to any other obligations. For this purpose, such Covenant Defeasance means that, with respect to such Outstanding Notes, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 4.1(3) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 13.1 hereof of the option applicable to this Section 13.3, subject to the satisfaction of the conditions set forth in Section 13.4, Section 4.1(3), (4), (5) and (8) shall not constitute Events of Default.

Section 13.4.                           Conditions to Defeasance or Covenant Defeasance Part.

In order to exercise either Legal Defeasance as described in Section 13.2 or Covenant Defeasance as described in Section 13.3:

(1)                                 the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on Outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

(2)                                 in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders and beneficial owners of Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 such Legal Defeasance or Covenant Defeasance (and the incurrence of Indebtedness, the proceeds of which are to be applied to the deposit referenced in paragraph (1) of this Section 13.4) will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound;

(7)                                 the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 13.5.                           Deposited Money to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 9.3, all money deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 13.5, the “Trustee”) pursuant to Section 13.4 in respect of Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

Anything in this Section 13.5 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money held by it as provided in Section 13.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article 12.

Section 13.6.                           Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 13.5 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.2 or Section 13.3, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.5: provided, however, that if the Company makes any payment of principal of (or premium, if any)

or interest, if any, on the Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture. Delivery of a created counterpart of a signature page to this Indenture by facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective delivery of a manually executed counterpart thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written,

KLX INC.

By:	/s/ Thomas P. McCaffrey
	Name:	Thomas P. McCaffrey
	Title:	President and Chief Operating Officer

Wilmington Trust, National Association,
as Trustee

By:	/s/ Joshua C. Jones
	Name:	Joshua C. Jones
	Title:	Assistant Vice President

[Indenture - Signature Page]

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Note]

[UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NOMINEE AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS GLOBAL NOTE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS GLOBAL NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS GLOBAL NOTE SHALL BE DEEMED, BY THE ACCEPTANCE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL NOT PRIOR TO, IN THE CASE OF 144A NOTES, THE DATE WHICH IS ONE YEAR (OR SUCH SHORTER

PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE), THE DATE OF ORIGINAL ISSUANCE OF ANY ADDITIONAL NOTES OR THE LAST DAY ON WHICH WE OR ANY AFFILIATE OF OURS WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO US, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT; OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; PROVIDED THAT WE, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OR ACCEPTANCE HEREOF OR ANY INTEREST HEREIN, THE HOLDER HEREOF OR OF SUCH INTEREST REPRESENTS THAT EITHER (I) NO ASSETS OF ANY EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), PLANS, INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE, AND ENTITIES WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” (AS DEFINED IN DEPARTMENT OF LABOR REGULATION 29 C.F.R. SECTION 2510.3-101, MODIFIED BY SECTION 3(42) OF ERISA) OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT (EACH, A “PLAN”) OR A NON-U.S., GOVERNMENTAL OR CHURCH PLAN HAVE BEEN USED TO ACQUIRE THE NOTES OR AN INTEREST THEREIN OR (II) THE PURCHASE AND HOLDING OF SUCH NOTES OR AN INTEREST THEREIN BY THE PURCHASER DOES NOT CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF

THE CODE, OR VIOLATION OF ANY SIMILAR FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE.

KLX INC.

5.875% SENIOR NOTE DUE 2022

No.

[If Restricted Global Note — CUSIP Number 482539 AA1; ISIN Number US482539AA16]

[If Regulation S Global Note — CUSIP Number U4948V AA3; ISIN Number USU4948VAA36]

KLX Inc., a Delaware corporation, promises to pay to [ ] or registered assigns, the principal sum of [ ] Dollars [as revised by Schedule A attached hereto,](1) on December 1, 2022.

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

Additional provisions of this Note are set forth on the other side of this Note.

(1)  Insert in Global Notes only.

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

KLX INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture,

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

5.875% Senior Note Due 2022

1.                                      Interest

KLX Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually on June 1 and December 1 of each year (each an “Interest Payment Date”), commencing June 1, 2015. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 8, 2014. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest at the rate of interest then borne by the Notes on overdue installments of principal and on overdue installments of interest to the extent lawful as provided in the Indenture.

2.                                      Method of Payment

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled after such Record Date and before the corresponding Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). The Company may pay principal and interest by wire transfer of federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address; provided that all payments of principal, premium, if any, and interest, with respect to the Global Notes registered in the name of or held by DTC or its nominee shall be made by wire transfer of immediately available funds to the account specified by DTC.

3.                                      Paying Agent and Registrar

Initially, Wilmington Trust, National Association (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of the Company’s Subsidiaries may act as Registrar or Paying Agent.

4.                                      Indenture

The Company issued this Note under an indenture dated as of December 8, 2014 (the “Indenture”), among the Company and the Trustee. The terms of this Note include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. This Note is subject to all such terms of the Indenture, and Holders are referred to the Indenture for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior obligations of the Company initially issued in an aggregate principal amount to $1,200,000,000 on the Issue Date, and, subject to compliance with Section 9.10 of the Indenture, unlimited in aggregate principal amount.

5.                                      Special Mandatory Redemption

In the event that (a) the Spin-Off Transaction is not consummated on or prior to January 31, 2015 (the “Outside Date”) or (b) the Company determines, in its sole discretion, that the Escrow Conditions cannot be satisfied by the Outside Date (any such event in clause (a) or (b) being a “Mandatory Redemption Event”), the Company is required to redeem the Notes (the “Special Mandatory Redemption”) at a redemption price equal to 100% of the aggregate initial offering price of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption (the “Special Mandatory Redemption Price”). Written notice of the occurrence of a Mandatory Redemption Event will be delivered by the Company (a “Special Mandatory Redemption Notice”) within five Business Days following the occurrence of a Mandatory Redemption Event, to the Holders, the Trustee and the Escrow Agent. At the Company’s written request, the Trustee shall give the notice of redemption to the Holders in the Company’s name and at its expense; provided that the Company shall have delivered to the Trustee, at least three Business Days prior to the date of the Special Mandatory Redemption (unless such shorter time shall be agreed by the Trustee) an Officer’s Certificate requesting the Trustee deliver (in accordance with the procedures of the Depositary) a Special Mandatory Redemption Notice. If such Officer’s Certificate is not delivered to the Trustee by the time specified in the previous sentence, the Trustee shall have no duty to deliver such Special Mandatory Redemption Notice to the Holders and the Company shall, at its own expense, be responsible for delivering such Special Mandatory Redemption Notice to the Holders. The Special Mandatory Redemption shall occur (the date of such redemption, the “Special Mandatory Redemption Date”) on the date set forth in the Special Mandatory Redemption Notice (which shall be no later than three Business Days from the date such notice is delivered).

6.                                      Optional Redemption

On and after December 1, 2017, the Company will be entitled, at its option on one or more occasions, to redeem all or any portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on December 1 of the years set forth below, plus, in each case, accrued and unpaid interest to, but not including, the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date occurring on or prior to the Redemption Date:

Period	Percentage

2017	104.406%

2018	102.938%

2019	100.469%

2020 and thereafter	100.000%

7.                                      Optional Redemption upon Equity Offering

On or prior to December 1, 2017, the Company may, at its option on one or more occasions, redeem up to 35% of the initially issued aggregate principal amount of the Notes (which includes Additional Notes, if any) with the net cash proceeds received by the Company from one or more Equity Offerings, at a Redemption Price equal to 105.875% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption (subject to the applicable procedures of DTC); provided, however, that:

(1)                                 at least 65% of the initially issued aggregate principal amount of the Notes (which includes Additional Notes, if any) remains outstanding immediately after any such redemption; and

(2)                                 each such redemption occurs within 90 days after the date of the related Equity Offering.

8.                                      Redemption at Make-Whole Premium

At any time prior to December 1, 2017, the Company may redeem all or any portion of the Notes on one or more occasions upon not less than 30 nor more than 60 days’ notice at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the date of redemption subject to the rights of Holders on the relevant Record Dates occurring prior to the Redemption Date to receive interest due on the relevant Interest Payment Date.

As used in the preceding paragraph the following terms have the following meanings:

“Applicable Premium” means, with respect to any Note on any Redemption Date, as calculated by the Company, the greater of:

(a)                                 1.0% of the principal amount of such Note; and

(b)                                 the excess, if any, of:

(1)                                the present value at such Redemption Date of (i) the Redemption Price of the Note at December 1, 2017 set forth in the table appearing in Paragraph 6 above plus (ii) all remaining required interest payments due on the Note through December 1, 2017 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(2)                                 the principal amount of the Note.

The Trustee shall have no duty to calculate or confirm the accuracy of the calculation of the Applicable Premium.

“Quotation Agent” means a nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.

“Treasury Rate” means as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to December 1, 2017; provided, however, that if the period from such redemption date to December 1, 2017, is less than one year, the weekly average yield on actually traded Untied States Treasury securities adjusted to a constant maturity of one year will be used. The United States Treasury security used to calculate the Treasury Rate will be selected by the Quotation Agent.

9.                                      Notice of Redemption

Notice of redemption will be delivered at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC. Notes in denominations larger than $2,000 may be redeemed in part.

Any notice of redemption may be subject to one or more conditions precedent as provided in Section 11.3(b) of the Indenture.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any, to the Redemption Date.

10.                               Offers to Purchase

Section 9.7 and Section 9.14 of the Indenture provide that upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales (as defined in the Indenture, respectively), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

11.                               Denominations; Transfer; Exchange

The Notes are in minimum denominations of $2,000 and greater integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

12.                               Persons Deemed Owners

The registered Holder of this Note shall be treated as the owner of it for all purposes

13.                               Unclaimed Money

If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.                               Legal Defeasance and Covenant Defeasance

The Company may be discharged from its Obligations under the Indenture and the Notes except for certain provisions thereof, and may be discharged from its Obligations to comply with certain covenants contained in the Indenture and the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

15.                               Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of Outstanding Notes, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of Outstanding Notes (other than a default in the payment of the principal of or interest on the Notes). Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or make any other change that does not adversely affect the legal rights of any Holder.

16.                               Restrictive Covenants

The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, create certain liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates and merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such covenants.

17.                               Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Notwithstanding the foregoing, if an Event of Default originating from certain bankruptcy events with respect to the Company occurs, all Outstanding Notes will become due and payable without further action or notice. Holders of Notes may not enforce the

Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of Outstanding Notes to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18.                               Dealings with the Company

The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of the Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

19.                               No Recourse Against Others

No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such Obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

20.                               Authentication

This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security by its manual signature.

21.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (— Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.                               CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

23.                               Governing Law

This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name,
address and zip code)

(Insert assignee’s soc. sec. or
tax I.D. No.)

and irrevocably appoint                        agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:		Your
Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms.

Your Signature

Signature Guarantee:

Date:

Signature of Signature Guarantee

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

In connection with any transfer of any Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which the Notes were owned by the Company or any Affiliate of the

Company, the undersigned confirms that such Notes are being transferred in accordance with the transfer restrictions set forth in such Notes and:

CHECK ONE BOX BELOW

(1)	☐	to the Company or any Subsidiary thereof; or

(2)	☐	pursuant to and in compliance with Rule 144A under the U.S. Securities Act of 1933, as amended; or

(3)	☐	pursuant to and in compliance with Regulation S under the U.S. Securities Act of 1933, as amended; or

(4)	☐	pursuant to another available exemption from the registration requirements of the U.S. Securities Act of 1933, as amended; or

(5)	☐	pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (2) is checked, by executing this form, the Transferor is deemed to have certified that such Notes are being transferred to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the U.S. Securities Act of 1933, as amended who has received notice that such transfer is being made in reliance on Rule 144A; if box (3) is checked, by executing this form, the Transferor is deemed to have certified that such transfer is made pursuant to an offer and sale that occurred outside the United States in compliance with Regulation S under the U.S. Securities Act of 1933, as amended; and if box (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company reasonably requests to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933, as amended.

Your Signature

Signature Guarantee:

Date:

Signature of Signature Guarantee

OPTION OF THE HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 9.7 (Change of Control) or Section 9.14 (Asset Sales) of the Indenture, check the box:

☐            Change of Control

☐            Asset Sales:

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 9.7 or Section 9.14 of the Indenture, state the amount in principal amount: $

Dated:	Your
Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature
Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP.

SCHEDULE A(2)
SCHEDULE OF PRINCIPAL AMOUNT

The following decreases/increases in the principal amount of this Note have been made:

Principal
Amount
Date of	Decrease in	Increase in	Following such	Notation Made
Decrease/	Principal	Principal	Decrease/	by or on Behalf
Increase	Amount	Amount	Increase	of Registrar

(2)  Insert in Global Notes only.

EXHIBIT B
FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED GLOBAL NOTE TO REGULATION S GLOBAL NOTE *

(Transfers pursuant to Section 2.6 of the Indenture)

Wilmington Trust, National Association

Rodney Square North
1100 North Market Street
Wilmington, Delaware
19890

Re: 5.875% Senior Notes Due 2022 (the “Notes”)

Reference is hereby made to the Indenture dated as of December 8, 2014 (the “Indenture”) among KLX Inc., as the Company and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $                         aggregate principal amount of Notes that are held as a beneficial interest in the form of the Restricted Global Note (CUSIP No.482539 AA1; ISIN No. US482539AA16) with the Depositary in the name of [name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note (CUSIP No. U4948V AA3; ISIN No. USU4948VAA36).

In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Global Notes and that:

CHECK ONE BOX BELOW:

☐                                    with respect to transfers made in reliance on Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “Securities Act”), does certify that:

(i)                                     the offer of the Notes was not made to a person in the United States;

(ii)                                  either (i) at the time the buy order is originated the transferee is outside the United States or the Transferor and any person acting on its behalf reasonably believe that the transferee is outside the United States or; (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 of Regulation S and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

B-1

(iii)                               no directed selling efforts have been made in the United States by the Transferor, an affiliate thereof or any person their behalf in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

(iv)                              the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and

(v)                                 the Transferor is not the Company, a distributor of the Notes, an affiliate of the Company or any such distributor (except any officer or director who is an affiliate solely by virtue of holding such position) or a person acting on behalf of any of the foregoing.

☐                                    with respect to transfers made in reliance on Rule 144 the Transferor certifies that the Notes are being transferred in a transaction permitted by Rule 144 under the U.S. Securities Act.

You, the Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

[Name of Transferor]

By:

Name:

Title:

Date:

[medallion stamp]

cc:                                KLX Inc.
1300 Corporate Center Way
Suite 200
Wellington, Florida
33414-2105

Attn: Chief Financial Officer

*                                         If the Note is a certificated Note, appropriate changes need to be made to the form of this transfer certificate.

B-2

EXHIBIT C
FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S GLOBAL NOTE TO RESTRICTED GLOBAL NOTE

(Transfers pursuant to Section 2.6 of the Indenture)

Wilmington Trust, National Association

Rodney Square North
1100 North Market Street
Wilmington, Delaware
19890

Re: 5.875% Senior Notes Due 2022 (the “Notes”)

Reference is hereby made to the Indenture dated as of December 8, 2014 (the “Indenture”) among KLX Inc., as the Company and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $                     aggregate principal amount of Notes that are held in the form of the Regulation S Global Note with the Depositary (CUSIP No. U4948V AA3; ISIN No. USU4948VAA36) in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Restricted Global Note (CUSIP No. 482539 AA1; ISIN No. US482539AA16).

In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Notes and that:

CHECK ONE BOX BELOW:

☐                                    the Transferor is relying on Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”) for exemption from such Act’s registration requirements; it is transferring such Notes to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account, or for the account of a qualified institutional buyer, and to whom the Transferor has given notice that the transfer is made in reliance on Rule 144A and the transfer is being made in accordance with any applicable securities laws of any state of the United States; or

☐                                    the Transferor is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act, subject to the Company’s and the Trustee’s right prior to any such offer, sale or transfer to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

C-1

You, the Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferor]

By:

Name:

Title:

Dated:

[medallion stamp]

cc:                                KLX Inc.
1300 Corporate Center Way
Suite 200
Wellington, Florida
33414-2105

Attn: Chief Financial Officer

C-2

EXHIBIT D
FORM OF SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTORS

This Supplemental Indenture is entered into as of [      ], 20[ ] (this “Supplemental Indenture”), between [NAME OF FUTURE GUARANTOR] (the “New Guarantor”), a subsidiary of KLX Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association, a national banking association, as trustee (in such capacity, the “Trustee”), under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture dated as of December 8, 2014 (as supplemented, waived or otherwise modified, the “Indenture”), providing for (i) the issuance of $1,200,000,000 in aggregate principal amount of 5.875% Senior Notes due 2022 issued on the date hereof (the “Initial Notes”) and (ii) any additional 5.875% Senior Notes due 2022 of the Company (the “Additional Notes,” and together with the Initial Notes, the “Notes”) that may be issued from time to time on any date subsequent to the Issue Date, to be guaranteed by the Guarantors.

WHEREAS, the Indenture provides that under certain circumstances a Guarantor shall, and the Company shall cause a Guarantor to, execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”); and

WHEREAS, the Company has instructed the Trustee to execute and deliver this Supplemental Indenture pursuant to the provisions of Article 8 of the Indenture, and the Trustee is authorized to execute and deliver this Supplemental Indenture.

WHEREAS, all things have been done to make this Supplemental Indenture a legal, valid and binding agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II
REPRESENTATIONS; AGREEMENT TO BE BOUND; GUARANTEE

Section 2.1 Representations. The Guarantor represents and warrants to the Trustee as follows:

(i)                                                It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(ii)                                                 The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate or limited liability company action on its part and this Supplemental Indenture constitutes a valid and binding obligation enforceable against Guarantor in accordance with its terms.

Section 2.2 Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.3 Guarantee. Pursuant to the Note Guarantee, the Guarantor hereby fully and unconditionally guarantees, on an unsecured, senior, joint and several basis, to each Holder and to the Trustee and its successors and assigns, the due and punctual full payment of principal of, premium, if any, and interest on, and all other Indenture Obligations, in accordance with the terms of the Indenture.

ARTICLE III
MISCELLANEOUS

Section 3.1 Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

Section 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.3 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Any reference in the Indenture to the Indenture, “hereof” or other words of like import shall be to Indenture as so supplemented by this Supplemental Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby and entitled to the rights created hereunder. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

Section 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

Section 3.7 Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR],

as a Guarantor

By:
Name:
Title:

Notice Information:

Wilmington Trust, National Association,
as Trustee

By:
Name:
Title: